Exhibit 4(d)


- -------------------------------------------------------------------------------






                             SUPPLEMENTAL INDENTURE



                       dated as of _________________, 1996

                                to the Indenture

                            dated as of July 15, 1993

                                     between

                                 PARISIAN, INC.

                                       and

                            AMSOUTH BANK OF ALABAMA,
                                   as Trustee





- -------------------------------------------------------------------------------

     SUPPLEMENTAL  INDENTURE, dated as  of                           , 1996 (the
                                           --------------------------
"Supplemental Indenture"), among PROFFITT'S, INC., a Tennessee corporation (the "Parent"), PARISIAN, INC., an Alabama corporation (the "Company), and AMSOUTH BANK OF ALABAMA (f/k/a AmSouth Bank, N.A.), as trustee (the "Trustee"), to the Indenture dated as of July 15, 1993 (as amended to the date hereof, the "Original Indenture") between the Company and the Trustee.

                                    RECITALS

     The Company duly authorized the creation of an issue of 9-7/8% Senior Subordinated Notes due July 15, 2003 (the "Securities"), of substantially the tenor and amount set forth in the Original Indenture, and to provide therefor the Company duly authorized the execution and delivery of the Original Indenture;

     All acts and things necessary were done to make the Securities, when executed by the Company and authenticated and delivered under the Original Indenture and duly issued by the Company, the valid obligations of the Company and to make the Original Indenture a valid agreement of the Company in accordance with the terms of the Original Indenture;

     The Parent acquired the Company  on                   , 1996 by means of  a
                                         ------------------
merger of the Company and Casablanca Merger Corporation, a wholly owned subsidiary of the Parent (the "Merger"). Upon consummation of the Merger, the Company became a wholly-owned subsidiary of the Parent;

     The Parent has solicited consents (the "Consents") from holders of Securities to certain proposed amendments to the Original Indenture (the "Consent Solicitation");

     The holders of at least a majority in aggregate principal amount of the outstanding Securities, calculated as provided in Section 6.4 of the Original Indenture, have delivered Consents in the Consent Solicitation;

     This Supplemental Indenture incorporates the amendments to which such holders of Securities have consented; and

     All acts and things necessary have been done to make this Supplemental Indenture a valid agreement of the Parent and the Company in accordance with the terms of the Original Indenture.


             NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     ARTICLE I.     Amended and Restated Indenture.  The parties hereto mutually
                    ------------------------------
covenant and agree to, and do hereby, amend and restate the Original Indenture in its entirety in the form attached hereto as Exhibit A.

     ARTICLE II.    Effectiveness.   This  Supplemental Indenture  shall  become
                    -------------
effective as of the date first above written.

     ARTICLE III.  Miscellaneous.
                   -------------

     (a)  The   Original  Indenture,  as  amended  and  restated  in  accordance herewith, is hereby ratified, approved and confirmed.

     (b) This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     (c)  This  Supplemental   Indenture  may  be   executed  in  two   or  more
counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective authorized officers as of the day and year first above written.


                              PROFFITT'S, INC.


                              By:______________________________
                              Name:
                              Title:

                              PARISIAN, INC.


                              By:______________________________
                              Name:
                              Title:

                              AMSOUTH BANK OF ALABAMA,
                              as Trustee


                              By:_____________________________
                              Name:
                              Title:

                                                                      EXHIBIT A

- --------------------------------------------------------------------------------



                                PROFFITT'S, INC.,

                                 PARISIAN, INC.

                                       AND

                        AMSOUTH BANK OF ALABAMA, Trustee



                         AMENDED AND RESTATED INDENTURE

                         Dated as of _____________, 1996

                               ___________________

                                  $125,000,000

                        9-7/8% Senior Subordinated Notes






- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Article  Section                                                            Page
- -------  -------                                                            ----

ARTICLE ONE  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .    6
     SECTION 1.1  Certain Terms Defined . . . . . . . . . . . . . . . . . .    6

ARTICLE TWO  ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES . . . . . . .   18
     SECTION 2.1  Authentication and Delivery of Notes  . . . . . . . . . .   18
     SECTION 2.2  Execution of Notes  . . . . . . . . . . . . . . . . . . .   18
     SECTION 2.3  Certificate of Authentication . . . . . . . . . . . . . .   19
     SECTION  2.4   Form,  Denomination  and  Date  of Notes;  Payments  of
          Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     SECTION 2.5  Registration, Transfer and Exchange . . . . . . . . . . .   20
     SECTION 2.6  Mutilated, Defaced, Destroyed, Lost and Stolen Notes  . .   20
     SECTION 2.7  Cancellation of Notes; Destruction Thereof  . . . . . . .   21
     SECTION 2.8  Temporary Notes . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE THREE  COVENANTS OF THE PARENT, THE COMPANY AND THE TRUSTEE . . . .   22
     SECTION 3.1  Payment of Principal and Interest . . . . . . . . . . . .   22
     SECTION 3.2  Offices for Payments, etc . . . . . . . . . . . . . . . .   22
     SECTION 3.3  Appointment to Fill a Vacancy in Office of Trustee  . . .   22
     SECTION 3.4  Paying Agents . . . . . . . . . . . . . . . . . . . . . .   22
     SECTION 3.5  Certificate to Trustee  . . . . . . . . . . . . . . . . .   23
     SECTION 3.6  Holders Lists . . . . . . . . . . . . . . . . . . . . . .   24
     SECTION 3.7  Reports by the Parent . . . . . . . . . . . . . . . . . .   24
     SECTION 3.8  Reports by the Trustee  . . . . . . . . . . . . . . . . .   24
     SECTION 3.9  Limitation on Indebtedness  . . . . . . . . . . . . . . .   24
     SECTION 3.10  Limitation on Restricted Payments  . . . . . . . . . . .   25
     SECTION 3.11  Limitation on Transactions with Affiliates . . . . . . .   27
     SECTION 3.12  Limitation on Future Senior Subordinated Indebtedness  .   28
     SECTION 3.13  Limitation on Dividend and Other Payment Restrictions
                     Affecting Subsidiaries . . . . . . . . . . . . . . . .   28
     SECTION  3.14   Purchase of  Notes Upon  Change of  Control Triggering
          Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     SECTION 3.15  Limitation on Liens  . . . . . . . . . . . . . . . . . .   30
     SECTION 3.16  Limitation on Preferred Stock of Subsidiaries  . . . . .   30

ARTICLE FOUR  REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT . . .   30
     SECTION 4.1    Event of  Default  Defined; Acceleration  of  Maturity;
          Waiver of
                     Default  . . . . . . . . . . . . . . . . . . . . . . .   30
     SECTION 4.2  Collection of Indebtedness by Trustee; Trustee May Prove
                     Debt . . . . . . . . . . . . . . . . . . . . . . . . .   32
     SECTION 4.3  Application of Proceeds . . . . . . . . . . . . . . . . .   34
     SECTION 4.4  Suits for Enforcement . . . . . . . . . . . . . . . . . .   34
     SECTION 4.5  Restoration of Rights on Abandonment of Proceedings . . .   35
     SECTION 4.6  Limitations on Suits by Holders . . . . . . . . . . . . .   35

     SECTION 4.7  Powers and Remedies Cumulative, Delay or Omission Not
                     Waiver of Default  . . . . . . . . . . . . . . . . . .   35
     SECTION 4.8  Control by Holders  . . . . . . . . . . . . . . . . . . .   35
     SECTION 4.9  Waiver of Past Defaults . . . . . . . . . . . . . . . . .   36

ARTICLE FIVE  CONCERNING THE TRUSTEE  . . . . . . . . . . . . . . . . . . .   36
     SECTION  5.1   Duties  and  Responsibilities  of the  Trustee;  During
          Default; Prior
                     to Default . . . . . . . . . . . . . . . . . . . . . .   36
     SECTION 5.2  Certain Rights of the Trustee . . . . . . . . . . . . . .   37
     SECTION  5.3   Trustee Not  Responsible for  Recitals,  Disposition of
          Notes or
                     Application of Proceeds Thereof  . . . . . . . . . . .   39
     SECTION 5.4  Trustee and Agents May Hold Notes; Collections, etc . . .   39
     SECTION 5.5  Moneys Held by Trustee  . . . . . . . . . . . . . . . . .   39
     SECTION 5.6  Compensation and Indemnification of Trustee and Its Prior
                     Claim  . . . . . . . . . . . . . . . . . . . . . . . .   39
     SECTION 5.7  Right of Trustee to Rely on Officers' Certificate . . . .   39
     SECTION 5.8  Persons Eligible for Appointment as Trustee . . . . . . .   40
     SECTION  5.9    Resignation  and  Removal;  Appointment  of  Successor
          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
     SECTION 5.10  Acceptance of Appointment by Successor Trustee . . . . .   41
     SECTION  5.11    Merger, Conversion,  Consolidation  or  Succession to
          Business
                     of Trustee . . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE SIX  CONCERNING THE HOLDERS . . . . . . . . . . . . . . . . . . . .   42
     SECTION 6.1  Evidence of Action Taken by Holders . . . . . . . . . . .   42
     SECTION  6.2   Proof of  Execution of  Instruments  and of  Holding of
          Notes;
                     Record Date  . . . . . . . . . . . . . . . . . . . . .   42
     SECTION 6.3  Holders to be Treated as Owners . . . . . . . . . . . . .   43
     SECTION 6.4  Notes Owned by Company Deemed Not Outstanding . . . . . .   43
     SECTION 6.5  Right of Revocation of Action Taken . . . . . . . . . . .   43

ARTICLE SEVEN  SUPPLEMENTAL INDENTURES; WAIVERS . . . . . . . . . . . . . .   44
     SECTION 7.1  Supplemental Indentures Without Consent of Holders  . . .   44
     SECTION  7.2   Supplemental  Indentures  and Waivers  With  Consent of
          Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     SECTION 7.3  Effect of Supplemental Indenture  . . . . . . . . . . . .   46
     SECTION 7.4  Documents to Be Given to Trustee  . . . . . . . . . . . .   46
     SECTION 7.5  Notation on Notes in Respect of Supplemental Indentures .   46

ARTICLE EIGHT  SUCCESSOR ENTITY . . . . . . . . . . . . . . . . . . . . . .   47
     SECTION 8.1  When Company May Merge, Convey Substantially All Assets .   47
     SECTION 8.2  Company Successor Entity Substituted  . . . . . . . . . .   47
     SECTION 8.3  When Parent May Merge, Convey Substantially All Assets  .   48
     SECTION 8.4  Parent Successor Entity Substituted . . . . . . . . . . .   49
     SECTION 8.5  Opinion of Counsel to Trustee . . . . . . . . . . . . . .   49

ARTICLE  NINE    SATISFACTION AND  DISCHARGE  OF  INDENTURE;  DEFEASANCE OF
     CERTAIN OBLIGATIONS; UNCLAIMED MONEYS  . . . . . . . . . . . . . . . .   49
     SECTION 9.1  Satisfaction and Discharge of Indenture . . . . . . . . .   49

     SECTION 9.2  Application by Trustee of Funds Deposited for Payment of
                     Notes  . . . . . . . . . . . . . . . . . . . . . . . .   52
     SECTION 9.3  Repayment of Moneys Held by Paying Agent  . . . . . . . .   52
     SECTION 9.4  Return  of  Moneys  Held by  Trustee  and  Paying Agent
                    Unclaimed for Three Years . . . . . . . . . . . . . . .   53

ARTICLE TEN  SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . .   53
     SECTION 10.1  Notes Subordinated to Senior Indebtedness  . . . . . . .   53
     SECTION 10.2  Priority and Payment Over of Proceeds in Certain Events    53
     SECTION 10.3  Payments May Be Made Prior to Dissolution  . . . . . . .   55
     SECTION 10.4  Rights  of Holders  of  Senior Indebtedness  Not to  Be
                     Impaired  . . . . . . . . . . . . . . . . . . . . . .    55
     SECTION 10.5  Authorization to Trustee to Take Action to Effectuate
                     Subordination  . . . . . . . . . . . . . . . . . . . .   56
     SECTION 10.6  Subrogation  . . . . . . . . . . . . . . . . . . . . . .   56
     SECTION 10.7  Obligations of Company Unconditional . . . . . . . . . .   56
     SECTION 10.8  Trustee Entitled  to Assume Payments Not  Prohibited in
                     Absence of Notice  . . . . . . . . . . . . . . . . . .   57
     SECTION 10.9  Right of Trustee to Hold Senior Indebtedness . . . . . .   57

ARTICLE ELEVEN  REDEMPTION OF NOTES . . . . . . . . . . . . . . . . . . . .   57
     SECTION 11.1  Right of Optional Redemption; Prices . . . . . . . . . .   57
     SECTION 11.2  Notice of Redemption; Partial Redemptions  . . . . . . .   58
     SECTION 11.3  Payment of Notes Called for Redemption . . . . . . . . .   59
     SECTION 11.4  Exclusion  of  Certain  Notes  from  Eligibility for
                     Selection for Redemption.. . . . . . . . . . . . . . .   59

ARTICLE TWELVE  MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . .   59
     SECTION  12.1   Incorporators,  Stockholders,  Officers and  Directors
                       Exempt from Individual Liability  . . . . . . . . .    59
     SECTION 12.2   Provisions of Indenture for the Sole Benefit of Parties
                       and Holders  . . . . . . . . . . . . . . . . . . . .   60
     SECTION 12.3  Successors and Assigns Bound by Indenture  . . . . . . .   60
     SECTION 12.4  Notices and Demands on Parent, Company, Trustee and
                     Holders  . . . . . . . . . . . . . . . . . . . . . . .   60
     SECTION 12.5  Officers'  Certificates  and  Opinions  of  Counsel;
                     Statements to Be Contained Therein  . . . . . . . . .    61
     SECTION 12.6  Payments Due on Saturdays, Sundays and Holidays  . . . .   62
     SECTION 12.7  Conflict  of  Any Provision  of  Indenture with  Trust
                     Indenture Act of 1939  . . . . . . . . . . . . . . . .   62
     SECTION 12.8  New York Law to Govern . . . . . . . . . . . . . . . . .   62
     SECTION 12.9  Counterparts . . . . . . . . . . . . . . . . . . . . . .   62
     SECTION 12.10 Effect of Headings  . . . . . . . . . . . . . . . . . .   62

ARTICLE THIRTEEN  PARENT GUARANTEE  . . . . . . . . . . . . . . . . . . . .   62
     SECTION 13.1  Parent Guarantee . . . . . . . . . . . . . . . . . . . .   62
     SECTION 13.2  Successors and Assigns . . . . . . . . . . . . . . . . .   64
     SECTION 13.3  No Waiver, etc . . . . . . . . . . . . . . . . . . . . .   64

     SECTION 13.4  Modification, etc  . . . . . . . . . . . . . . . . . . .   64
     SECTION 13.5  Subordination of Parent Guarantee  . . . . . . . . . . .   64

ARTICLE FOURTEEN  SUBORDINATION OF PARENT GUARANTEE . . . . . . . . . . . .   65
     SECTION  14.1 Parent  Guarantee  Subordinated  to   Parent  Senior
                     Indebtedness  . . . . . . . . . . . . . . . . . . . .    65
     SECTION 14.2  Priority and Payment Over of Proceeds in Certain Events    65
     SECTION 14.3  Payments May Be Made Prior to Dissolution  . . . . . . .   67
     SECTION 14.4  Rights of Holders of Parent Senior  Indebtedness Not to
                     Be Impaired  . . . . . . . . . . . . . . . . . . . . .   67
     SECTION 14.5  Authorization to Trustee to Take Action to Effectuate
                     Subordination  . . . . . . . . . . . . . . . . . . . .   67
     SECTION 14.6  Subrogation  . . . . . . . . . . . . . . . . . . . . . .   67
     SECTION 14.7  Obligations of Parent Unconditional  . . . . . . . . . .   68
     SECTION 14.8  Trustee Entitled  to Assume Payments Not  Prohibited in
                     Absence of Notice  . . . . . . . . . . . . . . . . . .   68
     SECTION 14.9  Right of Trustee to Hold Parent Senior Indebtedness  . .   69

     THIS AMENDED AND RESTATED INDENTURE (this "Indenture"), dated as of
                    , 1996 among Proffitt's, Inc., a Tennessee corporation (the
- --------------------
"Parent"), Parisian, Inc., an Alabama corporation (the "Company"), and AmSouth Bank of Alabama, f/k/a AmSouth Bank, N.A., (the "Trustee").


                               W I T N E S E T H :

     WHEREAS, the Company has duly authorized the issue of its 9-7/8% Senior Subordinated Notes (the "Notes") and, to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Notes and the Trustee's certificate of authentication shall be in substantially the following form:

                             [FORM OF FACE OF NOTE]

No.                                                            $

                                 Parisian, Inc.
                        9-7/8% Senior Subordinated Notes


     Parisian, Inc., an Alabama corporation (the "Company"), for value received hereby promises to pay to ____________________________ or registered assigns the principal sum of _________________________ Dollars at the Company's office or agency for said purpose in Birmingham, Alabama, on July 15, 2003, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on January 15 and July 15 of each year, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the January 15 or the July 15, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from July 15, 1993 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after January 1 or July 1, as the case may be, and before the following January 15 or July 15, this Note shall bear interest from such January 15 or July 15; provided, that if the Company shall default in the payment of interest due on
- --------
such January 15 or July 15, then this Note shall bear interest from the next preceding January 15 or July 15 to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Notes since the original issue date of this Note, from July 15, 1993. The interest so payable on any January 15 or July 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the January 1 or July 1 preceding such January 15 or July 15, whether or not such day is a Business Day; provided that interest may be paid, at the option
                       --------
of the Company, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Note register.

     Reference is made to the further provisions set forth on the reverse hereof, including without limitation provisions subordinating the payment of principal of, premium, if any, and interest on the Notes to the payment in full of all Senior Indebtedness as defined in said Indenture.

     Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

[Seal]

                              Parisian, Inc.

                              By
                                ------------------------------------------------
                                   Title:

                              By
                                ------------------------------------------------
                                   Title:



                            [FORM OF REVERSE OF NOTE]

                                 Parisian, Inc.

                        9-7/8% Senior Subordinated Notes


     This Note is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $125,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of July 15, 1993 (the "Indenture"), duly executed and delivered by the Company to AmSouth Bank, N.A., Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the

Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such a declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium on, or interest on any of the Notes. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Note or such other Notes.

     The Indenture permits the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes.
The Indenture also permits the Holders of a majority in aggregate principal amount of the Notes at the time outstanding to waive compliance by the Company with any provision of the Indenture. Notwithstanding the foregoing, no such supplemental indenture or waiver shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note or alter the provisions with respect to redemption, (b) reduce the principal amount of, or the premium or interest on, any Note, (c) change the place or currency of payment of principal of, or premium or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note on or after the Stated Maturity thereof, (e) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (f) change any provision of Article Ten (Subordination) of the Indenture that adversely affects the rights of any Holder of a Note. The Company and the Trustee may modify, amend or supplement the Indenture without consent of any Holders to, among other things, cure ambiguities, defects and inconsistencies or make any change that does not materially adversely affect the interests of any Holder under the Indenture as then in effect.

     The Holders of a majority in aggregate principal amount of the outstanding Notes may waive any past default under the Indenture except a default in the payment of principal, premium or interest.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this

Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee in his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

     The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any multiple of $1,000.

     At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, the Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Company, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Notes may not be redeemed prior to July 15, 1998. The Company at its option may, at any time on or after July 15, 1998, redeem all or, from time to time, any part of the Notes, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued and unpaid interest to the date fixed for redemption:

If redeemed during the
12-month period beginning
on July 15 of the years
     indicated below:
- -------------------------


        Year                 Percentage
        ----                 ----------

        1998                 104.938%
        1999                 102.469%
        2000 and thereafter  100.000%

provided that if the date fixed for redemption is January 15 or July 15, then
- --------
the interest payable on such date shall be paid to the Holder of record on the next preceding January 1 or July 1.

     In the event that the Company consummates a public offering of its common stock on or before July 15, 1996, the Company may, at its option, no later than 90 days following the consummation of such offering, redeem up to 20% of the initially outstanding principal amount of Notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of such offering; provided, however, that at least $100.0 million aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption.

     Subject to payment by the Company, as provided in the Indenture, of a sum sufficient to pay the amount due on redemption, interest on this Note (or portion hereof if this Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Note (or portion hereof if this Note is redeemed in part).

     The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Note or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Notes described in the within-mentioned Indenture.

                                   AmSouth Bank, N.A., as Trustee



                                   ---------------------------------------------
                                   Authorized Officer


     AND WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

     AND WHEREAS, the Parent, the Company and the Trustee have agreed to amend and restate this Indenture in its entirety as hereinafter provided;

     NOW, THEREFORE:

     In consideration of the premises and the purchases of the Notes by the Holders thereof, the Parent, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:


                                   ARTICLE ONE

                                   DEFINITIONS
                                   -----------

     SECTION 1.1  Certain Terms Defined.  The following terms (except as
                  ---------------------
otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the Original Issue Date. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (as defined herein). The words "herein", "hereof" and "hereunder" and other words
                             ------    ------       ---------
of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     "Accounts Receivable Subsidiary" means Parisian Services, Inc., or any
      ------------------------------
other subsidiary of the Parent that is wholly owned (except for preferred stock not to exceed an aggregate liquidation preference of $100,000 which may be owned by a Person other than the Parent) by the Parent organized for the purpose of and engaged in (i) purchasing, financing, and collecting accounts receivable of, or generated by the sale of merchandise by, the Parent and its Subsidiaries,
(ii) the financing of credit purchases by customers of the Parent and its Subsidiaries of merchandise sold to such customers, (iii) the sale or financing of such accounts receivable or interests therein, and (iv) other activities incident thereto.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time
      ---------------------
such Person becomes a Subsidiary of the Parent (or such Person is merged into the Parent or one of its Subsidiaries) or assumed in connection with the acquisition of assets from any such Person and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition.

     "Acquisition" means the merger of the Company and Casablanca Merger
      -----------
Corporation, a wholly owned subsidiary of the Parent.

     "Affiliate" of any specified Person means any other Person directly or
      ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or that owns or beneficially owns ten percent or more of the outstanding Capital Stock of or equity interest in such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Acquisition" means (i) an investment by the Parent or any of its
      -----------------
Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Parent or any of its Subsidiaries or shall be merged with the Parent or any of its Subsidiaries or (ii) the acquisition by the Parent or any of its Subsidiaries of (a) the assets of any Person which constitute substantially all of an operating unit or business of such Person or (b) one or more stores.

     "Asset Sale" means the sale or other disposition by the Parent or any of
      ----------
its Subsidiaries (other than to wholly owned Subsidiaries) of (i) all or substantially all of the Capital Stock of any of the Parent's Subsidiaries, (ii) assets which constitute substantially all of an operating unit or business of the Parent or any of its Subsidiaries, or (iii) one or more stores.

     "Board of Directors" of any specified Person means either the Board of
      ------------------
Directors of such Person or any committee of such Board duly authorized to act hereunder.

     "Business Day" means a day which in the city (or in any of the cities, if
      ------------
more than one) where amounts are payable in respect of the Notes, as specified on the face of the form of Note recited above, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

     "Capital Stock" means any and all shares, interests, rights to purchase,
      -------------
warrants, options, participations or other equivalents of or interests in (however designated) corporate stock and any and all equity, beneficial or ownership interests in, or participations or other equivalents in, any partnership, association, joint venture or other business entity.

     "Capitalized Lease Obligations" of any Person means the obligations of such
      -----------------------------
Person to pay rent under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change of Control" means an event or series of events by which (i)(A) any
      -----------------
"person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the Parent and (B) such Person or group succeeds in having its or their nominees constitute a majority of the Board of Directors of the Parent,
(ii) the Parent consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into the Parent in a transaction in which the outstanding Voting Stock of the Parent is changed into or exchanged for cash, securities or other property, other than a transaction between the Parent and a Subsidiary of the Parent, or (iii) the Parent shall cease at any time after the Acquisition to own, directly or indirectly, 100% of the total voting power of the then outstanding Voting Stock of the Company. A Change of Control shall not be deemed to occur if (i) the Holding Company acquires (by merger, exchange or other transaction of a similar nature) all of the Voting Stock of the Parent or (ii) the Parent merges or consolidates with another corporation and the principal purpose of such merger or consolidation is (as determined in good faith by the Board of Directors of the Parent and evidenced by the resolution thereof) to change the state of incorporation of the Parent, and immediately after such transaction the Voting Stock of the successor corporation resulting from such merger or consolidation shall be owned by holders substantially identical to holders of the Voting Stock of the Parent immediately prior to such merger or consolidation.

     "Change of Control Triggering Event" means the occurrence of both a Change
      ----------------------------------
of Control and a Rating Decline.

     "Company Successor Entity" has the meaning set forth in Section 8.1.
      ------------------------

     "Consolidated", whether used with or without GAAP, means excluding any
      ------------
Accounts Receivable Subsidiaries except to the extent specifically included.

     "Consolidated Cash Flow Ratio" means the ratio, on a pro forma basis, of
      ----------------------------
(i) the aggregate amount of Consolidated EBITDA of any Person for the four full fiscal quarters immediately prior to the date (the "Transaction Date") of the transaction giving rise to the need to calculate the Consolidated Cash Flow Ratio (the "Reference Period") to (ii) the aggregate Consolidated Interest Expense of such Person during the Reference Period; provided that for purposes
                                                    --------
of such computation, in calculating Consolidated EBITDA and Consolidated Interest Expense, (1) the Incurrence of the Indebtedness giving rise to the need to calculate the Consolidated Cash Flow Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period, (2) Asset Sales and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date (including any Asset Acquisition to be made by application of the proceeds of the Indebtedness Incurred pursuant to (1) above) shall be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period and (4) there shall be excluded any Consolidated Interest Expense related to any amount of Indebtedness which was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date. Notwithstanding the provisions of clauses (3) and (4) of the preceding sentence, (i) with respect to revolving Indebtedness, only historical Consolidated Interest Expense actually incurred shall be used and (ii) with respect to Indebtedness Incurred pursuant to clause (xi) under "Permitted Indebtedness", Consolidated Interest Expense shall be included in an amount equal to the greater of (a) if any such Indebtedness has been Incurred subsequent to the Reference Period and prior to the Transaction Date, the amount of Consolidated Interest Expense relating to all outstanding Indebtedness Incurred under such clause (xi) determined by application of clause
(3) above, and (b) the historical Consolidated Interest Expense actually incurred with respect to Indebtedness Incurred pursuant to such clause (xi) and outstanding during the Reference Period. For the purposes of making the computation referred to above, Asset Sales and Asset Acquisitions which have been made by any Person which has become a Subsidiary of the Parent or been merged with or into the Parent or any Subsidiary of the Parent during such Reference Period or subsequent to such Reference Period and prior to the Transaction Date shall be calculated on a pro forma basis (including all of the calculations referred to in numbers (1) through (4) above) assuming such Asset Sales and Asset Acquisitions occurred on the first day of such Reference Period.

     "Consolidated EBITDA" means, for any period, on a consolidated basis for
      -------------------
the Parent and its Subsidiaries, the sum for such period of (a) Consolidated Net Income, (b) depreciation and amortization expense as determined in accordance with GAAP, (c) Consolidated Interest Expense (other than dividends paid on preferred or preference stock), (d) without duplication, any premiums, fees, and expenses and the amortization thereof, in connection with financings (whether debt or equity) determined in accordance with GAAP, (e) federal and state income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses) as determined in accordance with GAAP and (f) other non-cash items reducing Consolidated Net Income, minus non-cash items increasing Consolidated Net Income, as determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the sum of (a) the
      -----------------------------
interest expense of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any premiums, fees, and expenses and the amortization thereof, in connection with financings (whether debt or equity) determined in accordance with GAAP, and (b) dividends in respect of preferred or preference stock of a Subsidiary of the Parent held by a Person or Persons other than the Parent or a wholly owned Subsidiary of the Parent. For purposes of clause (b) of the preceding sentence, dividends shall be deemed to be an amount equal to the actual dividends paid divided by one minus the applicable actual combined federal, state and local income tax rate of the Parent (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

     "Consolidated Net Income" of any Person for any period means the Net Income
      -----------------------
of such Person and its Subsidiaries for such period; provided that there shall
                                                     --------
be excluded (a) the Net Income of any Person that is not a Subsidiary, (b) the Net Income of any other Person accrued prior to the date it becomes a Subsidiary of the Person with respect to which Consolidated Net Income is calculated, or is merged into or consolidated with such Person or any of its Subsidiaries or that other Person's assets are acquired by such Person or any of its Subsidiaries; provided that this clause (b) shall not be effective for any calculation of
- --------
Consolidated EBITDA to be made in accordance with the definition of Consolidated Cash Flow Ratio, (c) the Net Income (if positive) of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to such Person or to any other Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (d) without duplication, any net gains or losses attributable to the sale, lease, conveyance or other disposition of assets (including without limitation Capital Stock of any Subsidiary of such Person), whether owned on the date of issuance of the Notes or thereafter acquired, in one or more related transactions outside the ordinary course of business.

     "Default" means any event which is, or after notice or passage of time or
      -------
both would be, an Event of Default.

     "Disqualified Stock" of any Person means any Capital Stock of such Person
      ------------------
that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the stated final maturity of the Notes, provided that any Capital Stock
                                                 --------
which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in
Section 3.14 and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased under
Section 3.14.

     "Fair Market Value" means with respect to any asset or property, the sale
      -----------------
value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination, except the calculations made for purposes of determining compliance with the covenants set forth in Article Three (including, without limitation, the definitions of terms used therein) shall be made in accordance with the opinions, pronouncements and statements of the foregoing organizations that are applicable as of the Original Issue Date.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of
      ---------
such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for
          --------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranteed Obligations" has the meaning set forth in Section 13.1.
      ----------------------

     "Holder" means the Person in whose name a particular Note shall be
      ------
registered on the books of the Company kept for that purpose in accordance with the terms hereof, and the word "majority," used in connection with the terms "Holder," "Holder of Notes," or other similar terms, shall signify the "majority in principal amount" whether or not so expressed.

     "Holding Company" means a corporation (i) formed for the sole purpose of
      ---------------
acquiring by merger, exchange or other transaction of a similar nature all of the Voting Stock of the Parent, and (ii) whose Voting Stock is owned immediately after such transaction by holders substantially identical to the holders of the Voting Stock of the Parent immediately prior to such transaction.

     "Incurrence" means the incurrence, creation, assumption, Guarantee of the
      ----------
payment of, or in any other manner becoming liable with respect to, the payment of, any Indebtedness. "Incur" shall have a comparable meaning.

     "Indebtedness" means (i) any liability of any Person (A) for borrowed
      ------------
money, or under any reimbursement obligation relating to a letter of credit, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), or (C) under any Capitalized Lease Obligation, (ii) any liability of others described in the preceding clause (i) that such Person has Guaranteed, (iii) Interest Protection Agreements, (iv) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, and (v) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i)-(iv) above, provided that
                                                              --------
Indebtedness shall not include accounts payable or liabilities to trade creditors of any Person.

     "Initial Public Offering" means the public offering by the Company of up to
      -----------------------
4,950,000 shares of its Common Stock, par value $.01 per share, pursuant to the registration statement on Form S-1 (registration number 33-60416) filed under the Securities Act of 1933 on April 1, 1993, as amended.

     "Interest Protection Agreement" of any Person means any interest rate swap
      -----------------------------
agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

     "Investment Grade" means with respect to the Notes, (i) in the case of
      ----------------
Standard & Poor's Ratings Group, a rating of at least BBB-; (ii) in the case of Moody's Investor Service,

Inc., a rating of at least Baa3, and (iii) in the case of a Rating Agency other than Standard & Poor's Ratings Group or Moody's Investor Service, Inc., the equivalent rating, or in each case, any successor, replacement or equivalent definition as promulgated by Standard & Poor's Ratings Group, Moody's Investor Service, Inc. or other Rating Agency as the case may be.

     "Lien" means any lien, mortgage, pledge, assignment (including any
      ----
assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), and any agreement to give a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind.

     "Net Income" of any Person for any period means the consolidated net income
      ----------
or loss, as the case may be, of such Person and its Subsidiaries for such period determined in accordance with GAAP, except that (i) extraordinary gains and losses as determined in accordance with GAAP shall be excluded, (ii) with respect to the Parent and its Subsidiaries, non-recurring write-offs, reserves and accruals arising in connection with any Asset Acquisition or other business combination transaction shall be excluded and (iii) with respect to the Company or the Parent, dividends, distributions or payments in repayment of Indebtedness owed to the Company or the Parent by any Accounts Receivable Subsidiary actually paid not to exceed the net income of such Subsidiary for such period as determined in accordance with GAAP, shall be included.

     "Note" or "Notes" means any of the 9-7/8% Senior Subordinated Notes due
      ----      -----
2003, as the case may be, authenticated and delivered under this Indenture.

     "Officer" of any Specified Person means the Chairman of the Board, Vice
      -------
Chairman of the Board, President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), Chief Financial Officer, Secretary, Treasurer or Controller of such Person.

     "Officers' Certificate" for the Parent or the Company means a certificate
      ---------------------
signed by two Officers or by an Officer and an Assistant Treasurer or any Assistant Secretary of the Parent or the Company, as the case may be, and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in
Section 12.5 hereunder.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel
      ------------------
satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 12.5 hereunder, if and to the extent required hereby.

     "Original Issue Date" means July 15, 1993.
      -------------------

     "Outstanding", when used with reference to Notes, shall, subject to the
      -----------
provisions of Section 6.4, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own paying agent), provided that if such Notes are
                                                 --------
     to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company).

     "Parent Guarantee" has the meaning set forth in Section 13.1.
      ----------------

     "Parent Payment Blockage Period" has the meaning set forth in Section
      ------------------------------
14.2(b).

     "Parent Senior Indebtedness" means, with respect to the Parent, the
      --------------------------
principal of and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any proceeding pursuant to any bankruptcy law with respect to the Parent, would accrue on such obligations, whether or not such claim is allowed in such bankruptcy proceeding) and all other monetary obligations of every kind or nature due on or in connection with any Indebtedness of the Parent (including Guarantees by the Parent of Indebtedness of Subsidiaries, but excluding the Parent Guarantee), whether outstanding on the date hereof or hereafter Incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Parent Guarantee. Without limiting the generality of the foregoing, "Parent Senior Indebtedness" shall include the Indebtedness under the Working Capital Facility and amounts owed to banks or other financial institutions pursuant to factoring arrangements for goods, materials or services purchased in the ordinary course of business. Notwithstanding the foregoing, Parent Senior Indebtedness shall not include (i) Indebtedness of the Parent to a Subsidiary or (ii) amounts owed (except to banks and other financial institutions as aforesaid) for goods, materials or services purchased in the ordinary course of business.

     "Parent Successor Entity" has the meaning set forth in Section 8.3.
      -----------------------

     "Payment Blockage Period" has the meaning set forth in section 10.2(b).
      -----------------------

     "Permitted Indebtedness" means (i) Indebtedness of the Parent or any
      ----------------------
Subsidiary outstanding at any time under or in respect of the Working Capital
Facility in an aggregate principal amount not to exceed $       million; (ii)
Indebtedness represented by standby letters of credit or trade letters of credit Incurred in the ordinary course of business; (iii) Indebtedness of the Parent to any of its wholly owned Subsidiaries, or of a Subsidiary to the Parent or to a wholly owned Subsidiary of the Parent, except that any transfer of such Indebtedness by the Parent or a wholly owned Subsidiary (other than to another wholly owned Subsidiary) will be deemed to be an Incurrence; provided however,
                                                             -------- -------
that the obligations of the Parent to any of its Subsidiaries with respect to such Indebtedness shall be subject to a subordination agreement between the Parent and its Subsidiaries providing for the subordination of such obligations in right of payment from and after such time as all Notes issued and outstanding shall become due and payable (whether at stated maturity, by acceleration or otherwise) to the payment and performance of the Parent's obligations under this Indenture and the Notes; (iv) the Notes; (v) Capitalized Lease Obligations with respect to any assets acquired or constructed after the date hereof; (vi) Indebtedness secured by Purchase Money Mortgages; (vii) Indebtedness of the Parent and its Subsidiaries pursuant to Interest Protection Agreements; (viii) Indebtedness Incurred in respect of agreements providing for indemnification, adjustment of purchase price or similar obligations or from Guarantees securing any obligations of the Parent or any Subsidiary pursuant to such agreements, in each case incurred or assumed in connection with the disposition of any business, assets, or Subsidiary of the Parent, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such
- --------
Indebtedness in the nature of such Guarantees shall at no time exceed the gross proceeds actually received in connection with such dispositions;
(ix) Indebtedness arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees, or customers incurred in the ordinary course of business; (x) Indebtedness in respect of performance bonds provided by the Parent or its Subsidiaries in the ordinary course of business and refinancings thereof; (xi) other Indebtedness of the Parent or its Subsidiaries, the aggregate principal amount of which does not exceed $25 million less the liquidation preference of any Subsidiary Preferred Stock issued pursuant to
Section 3.16 in reliance on this clause (xi); (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business
          --------
Days of its incurrence; (xiii) other Indebtedness outstanding as of the date hereof; and (xiv) Refinancing Indebtedness, provided that (A) the original issue
                                            --------
amount of the Refinancing Indebtedness shall not exceed the maximum principal amount and accrued interest of the Indebtedness to be repaid (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of the Indebtedness to be repaid), plus the reasonable fees and expenses directly Incurred in connection with such Refinancing Indebtedness, except that Refinancing Indebtedness Incurred pursuant to a revolving facility replacing another revolving facility may have availability equal to the facility being replaced, (B) Refinancing Indebtedness Incurred by any Subsidiary shall not be used to repay or refund outstanding Indebtedness of the Parent and (C) with respect to any Refinancing Indebtedness that refinances the Notes in part or other Indebtedness ranking pari passu or junior in right of payment to the Notes, (1) either (a) the Refinancing Indebtedness provides for payments of principal, by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the Parent (including, without limitation, at the option of the holder thereof other than an option given pursuant to a "change of control" covenant which is no more favorable to the holders of the Refinancing Indebtedness than any similar covenant contained in the Indebtedness being refinanced) at times no earlier than, and in each case in amounts not greater than, the schedule of principal payments provided for by the Indebtedness being refinanced, or (b) the Refinancing Indebtedness does not require any payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the Parent (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" covenant which is no more favorable to the holders of such Indebtedness than the provisions contained in Section 3.14, and such Refinancing Indebtedness provides that the Company will not repurchase such Refinancing Indebtedness pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company under Section 3.14) at any time prior to the final scheduled maturity date of the Notes, (2) if the Notes are exchanged or refinanced in part, such Refinancing Indebtedness by its terms or by the terms of any agreement or instrument pursuant to which such Refinancing Indebtedness is issued is expressly made pari passu or subordinated in right of payment to the remaining Notes, (3) if such Indebtedness being refinanced is pari passu in right of payment to the Notes, such Refinancing Indebtedness does not rank senior in right of payment to the payment of principal of and interest on the Notes, as the case may be, and (4) if such Indebtedness being refinanced is subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes to the same extent or greater and on substantially the same terms or terms more favorable to the Holder of the Notes.

     "Person" means an individual, a corporation, a partnership, an association,
      ------
a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Purchase Money Mortgage" means any Liens (including extensions and
      -----------------------
renewals thereof) upon real or tangible personal property acquired after the Original Issue Date, provided that (a) any such Lien is created solely for the
                     --------
purpose of securing Indebtedness representing, or Incurred to finance, refinance or refund, the cost (including the cost of construction) of the item of property subject thereto, (b) the principal amount of the Indebtedness secured by such Liens does not exceed 100% of such cost, and (c) such Lien does not extend to or cover any other property other than such item of property and any improvements on or rights appurtenant to such item.

     "Rating Agencies" means (i) Standard & Poor's Ratings Group and (ii)
      ---------------
Moody's Investor Service, Inc. or (iii) if Standard & Poor's Ratings Group or Moody's Investor Service, Inc. or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Parent, which shall be substituted for Standard & Poor's Ratings Group, Moody's Investor Service, Inc. or both, as the case may be.

     "Rating Category" means (i) with respect to Standard & Poor's Ratings
      ---------------
Group, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

(ii) with respect to Moody's Investor Service, Inc., any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and
(iii) the equivalent of any such category of Standard & Poor's Ratings Group or Moody's Investor Service, Inc. used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for Standard & Poor's Ratings Group; 1, 2 and 3 for Moody's Investor Service, Inc.; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to Standard & Poor's Ratings Group, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Date" means the date which is 90 days prior to the earlier of (i) a
      -----------
Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Parent to effect a Change of Control.

     "Rating Decline" means the occurrence of the following on, or within 90
      --------------
days after, the earlier of (i) the occurrence of a Change of Control and (ii) the date of public notice of the occurrence of a Change of Control or of the public notice of the intention of the Parent to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrading by any of the Rating Agencies): (a) in the event that the Notes are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of the Notes by both such Rating Agencies shall be reduced below Investment Grade, or (b) in the event the Notes are rated below Investment Grade by both such Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Refinancing Indebtedness" means any renewals, extensions, substitutions,
      ------------------------
refundings, refinancing (in whole or in part) or replacements of any Indebtedness described in clauses (i) through (xiii) of the definition of "Permitted Indebtedness" or Incurred pursuant to Section 3.9.

     "Restricted Payments" has the meaning set forth in Section 3.10.
      -------------------

     "Senior Indebtedness" means, with respect to the Company, the principal of
      -------------------
and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any proceeding pursuant to any bankruptcy law with respect to the Company, would accrue on such obligations, whether or not such claim is allowed in such bankruptcy proceeding) and all other monetary obligations of every kind or nature due on or in connection with any Indebtedness of the Company other than the Notes and the 16-3/4% Senior Subordinated Debentures, whether outstanding on the Original Issue Date or thereafter Incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. The Notes are pari passu with the 16-3/4% Senior Subordinated Debentures. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the Indebtedness under the Working Capital Facility and amounts owed to banks or other financial institutions pursuant to factoring arrangements for goods, materials or services purchased in the ordinary course of business. Notwithstanding the foregoing, Senior Indebtedness shall not include
(i) Indebtedness of the Company to a Subsidiary or (ii) amounts owed (except to banks and other financial institutions as aforesaid) for goods, materials or services purchased in the ordinary course of business.

     "Significant Senior Indebtedness" means (i) any Senior Indebtedness
      -------------------------------
incurred under the Working Capital Facility and (ii) any other issue of Senior Indebtedness having an outstanding principal amount of at least $25,000,000 which is specifically designated in the instrument evidencing or agreement governing such Senior Indebtedness as "Significant Senior Indebtedness".

     "Significant Parent Senior Indebtedness" means (i) any Parent Senior
      --------------------------------------
Indebtedness incurred under the Working Capital Facility and (ii) any other issue of Parent Senior Indebtedness having an outstanding principal amount of at least $25,000,000 which is specifically designated in the instrument evidencing or agreement governing such Parent Senior Indebtedness as "Significant Parent Senior Indebtedness".

     "16-3/4% Senior Subordinated Debentures" means the Company's 16-3/4% Senior
      --------------------------------------
Subordinated Debentures due 2000 issued pursuant to an indenture dated as of June 30, 1988, as amended and supplemented between the Company and AmSouth Bank of Alabama (f/k/a AmSouth Bank, N.A.), as Trustee.

     "Stated Maturity," when used with respect to any Note or any installment of
      ---------------
interest thereon, means the date specified in such Note as the final date on which the principal of such Note or such installment of interest is due and payable.

     "Subsidiary" of any specified Person means a corporation (or other business
      ----------
entity), the majority of whose Voting Stock (or other equity interests) is owned by such Person or one or more Subsidiaries or by such Person and one or more Subsidiaries; provided that, unless specifically included, the Accounts
              --------
Receivable Subsidiaries shall not be deemed to be Subsidiaries of the Parent for purposes of this Indenture. No Accounts Receivable Subsidiary shall be deemed to be consolidated into the Parent. All intercompany transactions shall be reflected on the books and records of the Parent and any Accounts Receivable Subsidiary in accordance with GAAP, as if they were not consolidated. Unless the context expressly indicates otherwise, a "Subsidiary" means a Subsidiary of the Parent.

     "Subsidiary Preferred Stock" means any series of preferred stock issued by
      --------------------------
a Subsidiary of the Parent.

     "Trust Indenture Act of 1939" means the Trust Indenture Act of 1939 as in
      ---------------------------
force at the Original Issue Date.

     "Trustee" means the entity identified as "Trustee" in the first paragraph
      -------
hereof and, subject to the provisions of Article Five, shall also include any successor trustee.

     "U.S. Government Obligations" means securities which are (i) direct
      ---------------------------
obligations of the United States of America for the payment of which its full faith and credit is pledged or

(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is
                    --------
not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means stock of the class or classes pursuant to which the
      ------------
holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Working Capital Facility" means the Parent's credit agreement, as amended,
      ------------------------
among the Parent, certain subsidiaries of the Parent, certain financial institutions and NationsBank, N.A. (South), as Agent, and any and all amendments, renewals, extensions, substitutions, refunding, refinancings (in whole or in part) or replacements of such facility.


                                   ARTICLE TWO

                ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES
                ------------------------------------------------

     SECTION 2.1  Authentication and Delivery of Notes.  Upon the execution and
                  ------------------------------------
delivery of this Indenture, or from time to time thereafter, Notes in an aggregate principal amount not in excess of the amount specified in the form of Note hereinabove recited (except as otherwise provided in Section 2.6) may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company without any further action by the Company.

     SECTION 2.2  Execution of Notes.  The Notes shall be signed on behalf of
                  ------------------
the Company by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such Person was not such officer.

     SECTION 2.3  Certificate of Authentication.  Only such Notes as shall bear
                  -----------------------------
thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     SECTION 2.4  Form, Denomination and Date of Notes; Payments of Interest.
                  ----------------------------------------------------------
The Notes and the Trustee's certificates of authentication shall be substantially in the form recited above. The Notes shall be issuable as registered securities without coupons and in denominations provided for in the form of Note above recited. The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

     Any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage.

     Each Note shall be dated the date of its authentication and shall be payable on the dates specified on the face of the form of Note recited above.

     The person in whose name any Note is registered at the close of business on any record date with respect to any interest payment date shall, subject to
Section 11.3, be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Note subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names outstanding Notes are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the holders of Notes not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the January 1 or July 1, as the case may be, next preceding such interest payment date, whether or not such record date is a Business Day.

     SECTION 2.5  Registration, Transfer and Exchange.  The Company will keep at
                  -----------------------------------
each office or agency to be maintained for the purpose as provided in Section
3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Notes as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

     Upon due presentation for registration of transfer of any Note at each such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations for a like aggregate principal amount.

     Any Note or Notes may be exchanged for a Note or Notes in other authorized denominations, in an equal aggregate principal amount. Notes to be exchanged shall be surrendered at each office or agency to be maintained by the Company for the purpose as provided in Section 3.2, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

     All Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

     The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge shall be made for any such transaction.

     The Company shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed, or (b) any Notes selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not so to be redeemed.

     All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     SECTION 2.6  Mutilated, Defaced, Destroyed, Lost and Stolen Notes.  In case
                  ----------------------------------------------------
any temporary or definitive Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any Officer the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced

Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, lose or theft of such Note and of the ownership thereof.

     Upon the issuance of any substitute Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of then harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof.

     Every substitute Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.7  Cancellation of Notes; Destruction Thereof.  All Notes
                  ------------------------------------------
surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Notes held by it and deliver a certificate of destruction to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

     SECTION 2.8  Temporary Notes.  Pending the preparation of definitive Notes,
                  ---------------
the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Notes shall be issuable as registered Notes without coupons, of any authorized denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company with the concurrence of the Trustee. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unreasonable delay the Company shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.


                                  ARTICLE THREE

              COVENANTS OF THE PARENT, THE COMPANY AND THE TRUSTEE
              ----------------------------------------------------

     SECTION 3.1  Payment of Principal and Interest.  The Company covenants and
                  ---------------------------------
agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Notes at the place or places, at the respective times and in the manner provided in the Notes. Each installment of interest on the Notes may be paid by mailing checks for such interest payable to or upon the written order of the Holders entitled thereto as they shall appear on the registry books of the Company.

     SECTION 3.2  Offices for Payments, etc.  So long as any of the Notes remain
                  -------------------------
outstanding, the Company will maintain the following: (a) an office or agency where the Notes may be presented for payment, (b) an office or agency where the Notes may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served.
The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Company hereby initially designates the corporate trust office of the Trustee as the office or agency for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the corporate trust office.

     SECTION 3.3  Appointment to Fill a Vacancy in Office of Trustee.  The
                  --------------------------------------------------
Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 3.4  Paying Agents.  Whenever the Company shall appoint a paying
                  -------------
agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

          (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company on the Notes) in trust for the benefit of the holders of the Notes or of the Trustee,

          (b) that it will give the Trustee notice of any failure by the Company to make any payment of the principal of or interest on the Notes when the same shall be due and payable, and

          (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

     The Company will, on or before each due date of the principal of or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

     If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

     Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.3 and 9.4.

     SECTION 3.5  Certificate to Trustee.  (a)  Each of the Company and the
                  ----------------------
Parent will furnish to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year commencing January 31, 1993) a brief certificate (which need not comply with Section 12.5) from the principal executive, financial or accounting officer of such party as to his or her knowledge of the compliance by such party with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

     (b) Each of the Company and the Parent shall deliver to the Trustee as soon as possible and in any event within 10 days after such party becomes aware of any Default or

Event of Default an Officers' Certificate specifying such Default or Event of Default and what action such party is taking or proposes to take with respect thereto.

     SECTION 3.6  Holders Lists.  If and so long as the Trustee shall not be the
                  -------------
Note registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Notes, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

     SECTION 3.7  Reports by the Parent.  (a)  The Parent covenants to file with
                  ---------------------
the Trustee, within 15 days after the Parent is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Parent may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, shall cause such reports to be mailed to the Holders
      ------------
within 30 days, in the case of the annual reports, and within 15 days, in the case of any quarterly report, of when such report is required to be filed under
Section 13 or Section 15(d) of the Exchange Act.

     (b) So long as the Notes remain outstanding, the Parent shall file with the Commission quarterly reports containing such information as required by Form 10-Q (or the then applicable form for quarterly reports) for the first three quarters of each fiscal year and annual reports containing such information as required by Form 10-K (or the then applicable form for annual reports) that it would be required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange and shall cause such reports to be filed with the Trustee and mailed to the Holders within 30 days, in the case of the annual reports, and within 15 days, in the case of any quarterly report, of when such report would have been required to be filed under
Section 13 of the Exchange Act.

     SECTION 3.8  Reports by the Trustee.  Any Trustee's report required under
                  ----------------------
Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before each July 15 (commencing July 15, 1994), and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto.

     SECTION 3.9  Limitation on Indebtedness.  (a)  The Parent will not, and
                  --------------------------
will not permit any Subsidiary to, Incur any Indebtedness, including Acquired Indebtedness, other than Permitted Indebtedness, unless, after giving effect to the Incurrence thereof and the application of the proceeds thereof, the Consolidated Cash Flow Ratio would be equal to or greater than 2.25 to 1.

     (b) Notwithstanding the foregoing, no Subsidiary of the Parent shall Guarantee any Indebtedness of the Parent which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Parent unless such Subsidiary also Guarantees the Notes on a substantially similar basis; provided that if any such Subsidiary no longer Guarantees such
               --------
Indebtedness, such Subsidiary shall also no longer be required to Guarantee the Notes on a substantially similar basis; provided, further, that if such
                                            --------  -------
subordinated Indebtedness is expressly by its terms subordinate or junior in right of payment to the Notes or to the Parent Guarantee, any such Guarantee of such Subsidiary with respect to such subordinated Indebtedness shall be subordinated to such Subsidiary's Guarantee with respect to the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes or to the Parent Guarantee.

     (c) For purposes of determining any particular amount of Indebtedness (i) Guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included, and (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     (d) For the purpose of determining compliance with this Section 3.9, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 3.9, the Parent in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.

     SECTION 3.10  Limitation on Restricted Payments.  The Parent will not, and
                   ---------------------------------
will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem or retire for value, any Capital Stock of the Parent, other than through the issuance solely of the Parent's own Capital Stock, or rights thereto, (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment or maturity, Indebtedness of the Parent or any Subsidiary that is expressly subordinate in right of payment to the Notes or to the Parent Guarantee ("Subordinated Indebtedness") or (iii) make any loan, Incur, or suffer to exist any Guarantee of Indebtedness of, or make any investment in, any Affiliate of the Parent, other than the Parent or a Subsidiary of the Parent (such payments or any other actions described in (i), (ii) and (iii), collectively, "Restricted Payments") unless (a) at the time of and after giving effect to the Restricted Payment, no Default or Event of Default shall have occurred and be continuing,
(b) at the time of and after giving effect to the Restricted Payment, the Consolidated Cash Flow Ratio would be at least 2.25 to 1 and (c) at the time of and after giving effect to such Restricted Payment (the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Parent, whose determination shall be conclusive and evidenced by a board resolution), the aggregate amount of all Restricted Payments (together with any amounts paid pursuant to clauses (i), (ii), and (iv) in the following paragraph) declared or made after the Original Issue Date shall not exceed the sum of (A)(I) 50% of the Company's Consolidated Net Income accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter following the issuance of the Notes and ending on the last day of the Parent's last fiscal quarter ending prior to or on the date of the

Acquisition (or, if such cumulative Consolidated Net Income for such period shall be a loss, minus 100% of such loss) and (II) 50% of the Parent's Consolidated Net Income accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the Parent's fiscal quarter commencing closest to the date of the Acquisition and ending on the last day of the Parent's last fiscal quarter ending prior to the date of such Restricted Payment (or if such cumulative Consolidated Net Income for such period shall be a loss, minus 100% of such loss), (B)(I) an amount equal to the aggregate net proceeds (including the Fair Market Value of property other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution) received by the Company as capital contributions to the Company (other than from a Subsidiary or any Accounts Receivable Subsidiary) after the Original Issue Date and prior to the Acquisition or from the issuance and sale (other than to a Subsidiary or any Accounts Receivable Subsidiary) after the Original Issue Date and prior to the Acquisition of Capital Stock (excluding Disqualified Stock and proceeds from the Initial Public Offering) and (II) an amount equal to the aggregate net proceeds (including the Fair Market Value of property other than cash, as determined by the Board of Directors of the Parent, whose determination shall be conclusive and evidenced by a board resolution) received by the Parent as capital contributions to the Parent (other than from a Subsidiary or any Accounts Receivable Subsidiary) after the Acquisition or from the issuance and sale (other than to a Subsidiary or any Accounts Receivable Subsidiary) after the Acquisition of Capital Stock (other than Disqualified Stock), plus
(C) $15 million.

     The foregoing provision shall not be violated by reason of (i) the payment of any dividend within 60 days of declaration thereof, if at such date of declaration such payment would comply with the foregoing provision; (ii) the acquisition, redemption or retirement of Disqualified Stock or Subordinated Indebtedness of the Parent in exchange for Capital Stock of the Parent that is not Disqualified Stock and is not exchangeable for or convertible into Disqualified Stock or Indebtedness of the Parent or any of its Subsidiaries;
(iii) refinancing of Subordinated Indebtedness as permitted under clause (xiv) of the definition of "Permitted Indebtedness"; (iv) the repurchase or other acquisition or retirement for value of any share of the Parent's Capital Stock or Subordinated Indebtedness by exercise for, or upon conversion into, or out of the proceeds of the substantially concurrent sale for cash (other than to a Subsidiary or any Accounts Receivable Subsidiary) of, other shares of Capital Stock (other than Disqualified Stock) of the Parent; (v) the redemption of the 16-3/4% Senior Subordinated Debentures, provided that such redemption is
                                        --------
consummated by payment of the required redemption amount to the trustee in accordance with the terms of the indenture for the 16-3/4% Senior Subordinated Debentures, not later than 45 days after the last day of the fiscal quarter of the Company following the Original Issue Date; (vi) transactions entered into in the ordinary course of business in a manner consistent with past practice between the Parent or any Subsidiary and any Accounts Receivable Subsidiary or between Subsidiaries of the Parent including, without limitation, the sale, contribution or other transfer of accounts receivable or any undivided interest therein or other similar transactions relating to financing for the Parent's or any Subsidiary's proprietary credit card transactions and transactions or arrangements reasonably incident thereto; (vii) equity contributions in an aggregate amount not to exceed $10 million to Accounts Receivable Subsidiaries for the purpose, as determined by the Board of Directors of the Parent, of maintaining, extending, renewing, refinancing, amending or replacing any facility or arrangement relating to the sale or transfer of accounts receivable or any undivided interest therein or other similar transactions relating to financing for the Parent's or any Subsidiary's proprietary credit card transactions and transactions or arrangements reasonably incident thereto;
(viii) the repurchase or other acquisition or retirement for value of any Disqualified Stock of the Parent with the proceeds of, or exchange for, the substantially concurrent issuance of Disqualified Stock, provided that the Disqualified Stock so issued shall not require any payments
- --------
(other than dividend payments) by way of sinking fund, mandatory redemption or otherwise prior to the final scheduled maturity of the Disqualified Stock being refinanced and (ix) the acquisition, redemption, or repurchase of shares of the Parent's Capital Stock or options to purchase such shares for payment either with the proceeds of life insurance or, to the extent not covered by insurance, an aggregate amount not to exceed $2 million with respect to the acquisition, redemption or repurchase of such shares or options from current or former officers, directors and employees or their families or the estates thereof.

     SECTION 3.11  Limitation on Transactions with Affiliates.  The Parent will
                   ------------------------------------------
not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Parent unless (i) any such transaction or series of related transactions is on terms that are no less favorable to the Parent (in the case of any transaction between the Parent and any Subsidiary or any Affiliate of the Parent) or such Subsidiary (in the case of any transaction between such Subsidiary and any Affiliate of the Parent other than another Subsidiary) than would be available in a comparable transaction made on an arm's length basis with an unrelated third party and (ii) with respect to a transaction or series of related transactions during any fiscal year involving aggregate consideration in excess of $5 million, such transaction or series of transactions is approved by a majority of the Board of Directors of the Parent. Notwithstanding the foregoing, (a) this provision will not apply to any transaction or agreement entered into in the ordinary course of business including any actions undertaken to operate and maintain, in a manner consistent with past practice, retail specialty department stores, between the Parent and any Subsidiary or between Subsidiaries and shall not restrict the Parent or any of its Subsidiaries from (i) entering into transactions between the Parent or any Subsidiary and an Accounts Receivable Subsidiary, including the sale, contribution or other transfer of accounts receivable or any undivided interest therein or other similar transactions relating to financing for the Parent's proprietary credit card transactions and transactions or arrangements reasonably incident thereto, in each case in the ordinary course of business and consistent in purpose with past practice, (ii) paying reasonable and customary regular fees to directors of the Parent who are not employees of the Parent, (iii) paying reasonable compensation to senior executive officers of the Parent, (iv) paying reasonable and customary fees for investment banking services provided by Shearson Lehman Brothers Inc. (or such corporation as shall succeed to the business of Shearson Lehman Brothers Inc. by purchase, merger, consolidation, change of charter or name, or otherwise) or its Affiliates and (v) sub-leasing property to a Subsidiary on substantially the same terms as those negotiated on an arm's length basis with a third party with respect to such property and
(b) this provision will not apply to any transaction or agreement entered into between the Parent and any wholly owned Subsidiary of the Parent or between wholly owned Subsidiaries of the Parent. Transactions and agreements by the Company or any Subsidiary of the Company with Affiliates in existence on the Original Issue Date as well as any subsequent renewals, extensions, amendments or replacements to agreements by the Company or any Subsidiary of the Company with Affiliates in existence on the Original Issue Date that are no less favorable in the aggregate to the Company than terms already in existence on the Original Issue Date are expressly permitted.

     SECTION 3.12  Limitation on Future Senior Subordinated Indebtedness.  The
                   -----------------------------------------------------
Parent will not Incur any Indebtedness, other than the Parent Guarantee and the Notes, that is subordinated in right of payment to any other Indebtedness of the Parent unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it, is pari passu with or subordinated to the Parent Guarantee or the Notes, as the case may be.

     SECTION 3.13  Limitation on Dividend and Other Payment Restrictions
                   -----------------------------------------------------
Affecting Subsidiaries.  The Parent will not, and will not permit any of its
- ----------------------
Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Parent to (a) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in or measured by its profits, owned by, or pay any Indebtedness owed to, the Parent or another Subsidiary of the Parent, (b) make loans or advances to the Parent or a Subsidiary of the Parent or (c) transfer any of its properties or assets to the Parent or a Subsidiary of the Parent, except for such encumbrances or restrictions existing under or by reason of (i) any encumbrances or restrictions pursuant to an agreement in effect at or entered into on the Original Issue Date, (ii) any restrictions, with respect to a Person that is not a Subsidiary on the Original Issue Date, under any agreement in existence at the time such Person becomes a Subsidiary (unless such agreement was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary on or after the Original Issue Date), (iii) any restrictions existing under any agreement that amends, refinances or replaces the agreements containing restrictions described in the foregoing clauses (i) and (ii) and this clause
(iii), provided that the terms and conditions of any such restrictions are no
       --------
less favorable to the Holders of the Notes than those under the agreement so amended, refinanced or replaced, (iv) customary non-assignment or sublease provisions of any lease governing a leasehold interest of any of the Parent's Subsidiaries or customary nonassignment provisions contained in operating or other similar agreements entered into in the ordinary course of business with respect to stores owned by any Subsidiary, (v) those imposed by applicable law,
(vi) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (vii) Purchase Money Mortgages, (viii) Capitalized Lease Obligations permitted by clause (v) of the definition of "Permitted Indebtedness", and (ix) a first mortgage on the Parent's store in Sarasota, Florida provided that (a) the principal amount of the Indebtedness under such mortgage does not exceed 100% of the Fair Market Value of such store as of the date of such mortgage, (b) such mortgage does not extend to or cover any other property other than such store, and any improvements on or rights appurtenant to such store, and (c) the Incurrence of such Indebtedness is permitted by Section 3.9.

     SECTION 3.14  Purchase of Notes Upon Change of Control Triggering Event.
                   ---------------------------------------------------------
(a) If a Change of Control Triggering Event shall occur at any time, each Holder shall have the right to require the Company to repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, which date (the "Repurchase Date") shall be no earlier than 60 days nor more than 90 days from the date the Company notifies the Holders and any trustee, representative or agent for the holders of any Significant Senior Indebtedness of the occurrence of a Change of Control Triggering Event.

     (b) Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

          (2) the circumstances and relevant facts regarding the Change of Control giving rise to the Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

          (3) the date designated as the "Repurchase Date" pursuant to Section 3.14(a);

          (4)  that any Note not tendered will continue to accrue interest;

          (5) that any Note accepted for payment shall cease to accrete or accrue interest after the Repurchase Date;

          (6) that Holders electing to have a Note purchased will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" (which form shall be provided by the Trustee or the Company) completed, to the paying agent at the address specified in the notice prior to the close of business on the Repurchase Date;

          (7)  that such election is irrevocable; and

          (8) that Holders who elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

     (c) On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered, (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Trustee shall promptly mail to the Holders of the Notes so accepted payment in an amount equal to the purchase price, and promptly authenticate and mail to such Holders a new Note in a principal amount equal to any unpurchased portion of the Note surrendered.

     (d) The Company shall comply with all applicable rules and regulations, including without limitation Rule 14e-1 under the Securities Exchange Act of 1934, in connection with the performance of its obligations under this Section 3.14.

     SECTION 3.15  Limitation on Liens.  The Parent may not Incur any
                   -------------------
Indebtedness (i) which is, by the terms of the instrument creating or evidencing such Indebtedness or pursuant to which it is outstanding, subordinated in right of payment to any other Indebtedness (including the Parent Guarantee) and (ii) which is secured, directly or indirectly, with a Lien on the property, assets or any income or profits thereon of the Parent or any Subsidiary unless contemporaneously therewith or prior thereto the Parent Guarantee is equally and ratably secured; provided that if any such Lien securing such subordinated
                 --------
Indebtedness ceases to exist, such equal and ratable Lien for the benefit of the Holders of the Notes shall cease to exist, and provided further that if such
                                               -------- -------
Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Parent Guarantee with the same relative priority as such Subordinated Indebtedness shall have with respect to the Parent Guarantee. The provisions of this Section
3.15 shall not apply to (a) any such Indebtedness secured by Liens on the assets of any entity existing at the time such assets are acquired by the Parent or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (x) are not created, incurred or assumed in
           --------
connection with, or in contemplation of, such assets being acquired by the Parent or any of its Subsidiaries and (y) do not extend to any other property or assets of the Parent or any of its Subsidiaries or (b) any other Indebtedness required to be equally and ratably secured as a result of the Incurrence of such Indebtedness.

     SECTION 3.16  Limitation on Preferred Stock of Subsidiaries.  The Parent
                   ---------------------------------------------
shall not permit any of its Subsidiaries to issue any preferred stock (other than to the Parent or a wholly owned Subsidiary of the Parent), or permit any Person (other than the Parent or a wholly owned Subsidiary of the Parent) to own or hold an interest in any preferred stock of any such Parent, unless such Subsidiary would be entitled to Incur Indebtedness pursuant to the provisions of
Section 3.9 in the aggregate principal amount equal to the aggregate liquidation value of such preferred stock on the date of issuance.


                                  ARTICLE FOUR

             REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT
             -------------------------------------------------------

     SECTION 4.1  Event of Default Defined; Acceleration of Maturity; Waiver of
                  -------------------------------------------------------------
Default.  The following shall constitute Events of Default (whatever the reason
- -------
for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (b) default in the payment of all or any part of the principal of (or premium, if any, on) any of the Notes as and when the same shall become due and payable either at maturity, by declaration or otherwise; or

          (c) subject to the first paragraph immediately following clause (g) below, failure on the part of the Parent or the Company duly to observe or perform any other of the covenants or agreements on the part of the Parent or the Company contained in the Notes or in this Indenture; or

          (d) failure on the part of the Parent or of any of its Subsidiaries to pay the principal of any Indebtedness with a principal amount then outstanding in excess of $10 million, individually or in the aggregate, when the same becomes due and payable at final maturity and such failure shall continue after any applicable cure or grace period specified in the agreement relating to such Indebtedness; or a default on any such Indebtedness which results in such Indebtedness becoming due and payable prior to its stated maturity; or

          (e) the Parent or the Company, pursuant to or within the meaning of any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall (i) commence a voluntary case or proceeding, (ii) consent to the entry of an order for relief in an involuntary case or proceeding,
     (iii) consent to the appointment or taking possession by a receiver, trustee, assignee, liquidator (or similar official) of the Parent or the Company or for any substantial part of its property, (iv) make any general assignment for the benefit of creditors, or (v) be generally unable to pay its debts as the same become due; or

          (f) a court of competent jurisdiction shall enter a decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, that (i) is for relief against the Parent, the Company or a Subsidiary of the Parent or the Company that has assets or revenues aggregating 10% or more of the consolidated assets or revenues, respectively, of the Parent and its Subsidiaries taken as a whole (a "Significant Subsidiary") in an
                                       ----------------------
     involuntary case, (ii) appoints a receiver, trustee, assignee, liquidator (or other similar official) of the Parent, the Company or a Significant Subsidiary or for any substantial part of its property or (iii) orders the liquidation of the Parent, the Company or a Significant Subsidiary; and in any such case such order or decree remains in effect for 60 days; or

          (g) the Parent or any Subsidiary shall fail to discharge any final judgment or judgments from which no further appeal may be taken to the extent the amount of such judgment or judgments exceed applicable insurance coverage by more than $5 million individually or in the aggregate (treating any deductibles, self-insurance or retention as not so covered) and such judgment or judgments shall remain in force, undischarged, unsatisfied, unstayed and unbonded for more than 60 days.

     A Default under clause (c) above will not be an Event of Default until the Holders of at least 25% in principal amount of the Notes then outstanding notify the Parent, the Company and the Trustee of the default and the Parent and the Company do not cure the Default within 60 days after receipt of the notice.
Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default".

     If an Event of Default (other than an Event of Default specified in clause
(e) or (f) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Parent and the Company (and to the Trustee if such notice is given by the Holders of the Notes) may declare the principal amount of the Notes plus accrued and unpaid interest to be immediately due and payable.

     If an Event of Default specified in clause (e) or (f) occurs, the principal amount of the Notes plus accrued and unpaid interest shall automatically become and be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such principal amount of the Notes plus accrued and unpaid interest, all of the Parent's and the Company's obligations with respect to the Notes and under this Indenture shall terminate. The Holders of a majority in principal amount of then outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 4.2  Collection of Indebtedness by Trustee; Trustee May Prove Debt.
                  -------------------------------------------------------------
The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Notes when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Notes when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders the whole amount that then shall have become due and payable on all such Notes for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any liabilities and reasonable expenses incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith. Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company upon the Notes.

     In case there shall be pending proceedings relative to the Parent or the Company under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Parent or the Company or its property, or in case of any other comparable judicial proceedings relative to the Parent or the Company upon the Notes or the Parent Guarantee, or to the creditors or property of the Parent or the Company, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all liabilities and reasonable expenses incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Parent or the Company, or to the creditors or property of the Parent or the Company,

          (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

          (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other liabilities and reasonable expenses incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

     SECTION 4.3  Application of Proceeds.  Any moneys collected by the Trustee
                  -----------------------
pursuant to this Article shall, subject to the subordination provisions of
Article 10 and Article 14, be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the Notes and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

          FIRST: To the payment of reasonable costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all liabilities and reasonable expenses incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith;

          SECOND: In case the principal of the Notes shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          THIRD: In case the principal of the Notes shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

          FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

     SECTION 4.4  Suits for Enforcement.  In case an Event of Default has
                  ---------------------
occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     SECTION 4.5  Restoration of Rights on Abandonment of Proceedings.  In case
                  ---------------------------------------------------
the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Parent, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Parent, the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

     SECTION 4.6  Limitations on Suits by Holders.  No Holder of a Note may
                  -------------------------------
pursue any remedy with respect to this Indenture or the Notes unless (a) the Holder gives to the Trustee written notice of a continuing Event of Default, (b) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy, (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and
(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes then outstanding.

     SECTION 4.7  Powers and Remedies Cumulative, Delay or Omission Not Waiver
                  ------------------------------------------------------------
of Default.  Except as provided in Section 4.6, no right or remedy herein
- ----------
conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

     SECTION 4.8  Control by Holders.  The Holders of a majority in aggregate
                  ------------------
principal amount of the Notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise
                           --------
than in accordance with law and the provisions of this Indenture and provided
                                                                     --------
further that (subject to the provisions of Section 5.1) the Trustee shall
- -------
have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Holders.

     SECTION 4.9  Waiver of Past Defaults.  Prior to the declaration of the
                  -----------------------
maturity of the Notes as provided in Section 4.1, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default in the payment of principal of or interest on any of the Notes. In the case of any such waiver, the Parent, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


                                  ARTICLE FIVE

                             CONCERNING THE TRUSTEE
                             ----------------------

     SECTION 5.1  Duties and Responsibilities of the Trustee; During Default;
                  -----------------------------------------------------------
Prior to Default.  The Trustee, prior to the occurrence of an Event of Default
- ----------------
and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

               (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or responsible officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     This Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

     SECTION 5.2  Certain Rights of the Trustee.  In furtherance of and subject
                  -----------------------------
to the Trust Indenture Act of 1939, and subject to Section 5.1:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Parent or the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate for such party (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Parent or the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of such party;

          (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within
                                           --------
     a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require such Holders to provide reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Holders upon demand, as the case may be, provided further that if such investigation reveals the existence of a Default then the Company shall repay any payments made by the Holders pursuant to this paragraph and the Company shall assume all obligations described in the preceding proviso; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

     SECTION 5.3  Trustee Not Responsible for Recitals, Disposition of Notes or
                  -------------------------------------------------------------
Application of Proceeds Thereof.  The recitals contained herein and in the
- -------------------------------
Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

     SECTION 5.4  Trustee and Agents May Hold Notes; Collections, etc.  The
                  ---------------------------------------------------
Trustee or any agent of the Parent, the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Parent and the Company and receive, collect, hold and retain collections from the Parent and the Company with the same rights it would have if it were not the Trustee or such agent.

     SECTION 5.5  Moneys Held by Trustee.  Subject to the provisions of Section
                  ----------------------
9.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.

     SECTION 5.6  Compensation and Indemnification of Trustee and Its Prior
                  ---------------------------------------------------------
Claim.  The Company covenants and agrees to pay to the Trustee from time to
- -----
time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, but shall be limited by any agreement between the Company and the Trustee) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim.

     SECTION 5.7  Right of Trustee to Rely on Officers' Certificate, etc.
                  ------------------------------------------------------
Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 5.8  Persons Eligible for Appointment as Trustee.  The Trustee
                  -------------------------------------------
hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     SECTION 5.9  Resignation and Removal; Appointment of Successor Trustee.
                  ---------------------------------------------------------
(a) The Trustee may at any time resign by giving written notice of resignation to the Company and by mailing notice thereof by first-class mail to Holders at their last addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument in duplicate, executed by authority of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

     (b)  In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by the Company or by any such Holder; or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Holder who has been a bona fide Holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Company the evidence provided for in Section 6.1 of the action in that regard taken by the Holders.

     (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

     SECTION 5.10  Acceptance of Appointment by Successor Trustee.  Any
                   ----------------------------------------------
successor Trustee appointed as provided in Section 5.9 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named an trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6. The successor Trustee shall not be liable to the Company or the Holders for the acts of the predecessor Trustee, and any liability which the predecessor Trustee may have to the Company or the Holders shall survive the resignation or removal of the predecessor Trustee.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 5.10, the Company shall mail notice thereof by first-class mail to the Holders at their last addresses as they shall appear in the Note register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     SECTION 5.11  Merger, Conversion, Consolidation or Succession to Business
                   -----------------------------------------------------------
of Trustee.  Any corporation into which the Trustee may be merged or converted
- ----------
or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall
                                           --------
be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of
                           --------
authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                   ARTICLE SIX

                             CONCERNING THE HOLDERS
                             ----------------------

     SECTION 6.1  Evidence of Action Taken by Holders.  Any request, demand,
                  -----------------------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee, the Company and the Parent, if made in the manner provided in this Article.

     SECTION 6.2  Proof of Execution of Instruments and of Holding of Notes;
                  ----------------------------------------------------------
Record Date.  Subject to Sections 5.1 and 5.2, the execution of any instrument
- -----------
by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note register or by a certificate of the registrar thereof. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates

(in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     SECTION 6.3  Holders to be Treated as Owners.  The Parent, the Company, the
                  -------------------------------
Trustee and any agent of the Parent, the Company or the Trustee may deem and treat the person in whose name any Note shall be registered upon the Note register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note and for all other purposes; and neither the Parent, nor the Company nor the Trustee nor any agent of the Parent or the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

     SECTION 6.4  Notes Owned by Company Deemed Not Outstanding.  In determining
                  ---------------------------------------------
whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

     SECTION 6.5  Right of Revocation of Action Taken.  At any time prior to
                  -----------------------------------
(but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Parent, the Company, the Trustee and the Holders of all the Notes.


                                  ARTICLE SEVEN

                        SUPPLEMENTAL INDENTURES; WAIVERS
                        --------------------------------

     SECTION 7.1  Supplemental Indentures Without Consent of Holders.  The
                  --------------------------------------------------
Company, when authorized by a resolution of its Board of Directors (or the equivalent governing body of the Company Successor Entity, in the event of any action taken in accordance with clause (a) below), the Parent, when authorized by a resolution of its Board of Directors (or the equivalent governing body of the Parent Successor Entity, in the event of any action taken in accordance with clause (a) below) and the Trustee may from time to time and at any time amend or supplement this Indenture by entering into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to evidence the succession of a Company Successor Entity to the Company or a Parent Successor Entity to the Parent, or successive successions, and the assumption by the Company Successor Entity or Parent Successor Entity of the covenants, agreements and obligations of the Company or the Parent, as the case may be, pursuant to Article Eight;

          (b) to add to the covenants of the Company or the Parent such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in
                                                              --------
     respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

          (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors of the Parent and the Board of Directors of the Company may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders; and

          (d) to provide for the issuance under this Indenture of uncertificated Notes in addition to or in place of certificated Notes, or of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with Notes issued hereunder in fully registered form, and to make all appropriate changes for such purpose.

     The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 7.2.

     SECTION 7.2  Supplemental Indentures and Waivers With Consent of Holders.
                  -----------------------------------------------------------
With the consent (evidenced as provided in Article Six) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, the Parent, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes (evidenced as provided in Article Six) may in a particular instance waive compliance by the Company or the Parent with any provision of this Indenture. Notwithstanding the foregoing, without the consent of the Holder of each outstanding Note affected thereby, no such supplemental indenture or waiver shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or alter any of the provisions of Article Eleven, (b) reduce the principal amount of, or the premium or interest on, any Note, (c) change the place or currency of payment of principal of, or premium or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note on or after the Stated Maturity thereof, (e) reduce the percentage of aggregate principal amount of outstanding Notes necessary for consent to any supplemental indenture or for waiver of compliance with the provisions of this Indenture or for waiver of defaults, (f) change any provision of Article Ten of this Indenture in any manner that adversely affects the rights of any Holder or (g) change any provision of this sentence.

     Upon the request of each of the Company and the Parent, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of such party authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders and other documents, if any, required by Section 6.1 the Trustee shall join with the Company and the Parent in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Company, the Parent and the Trustee of any supplemental indenture or the giving of any waiver pursuant to the provisions of this Section, the Company shall mail a notice thereof by first-class mail to the Holders at their addresses as they shall appear on the registry books of the Company, setting forth in general terms the substance of such supplemental indenture or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 7.3  Effect of Supplemental Indenture.  Upon the execution of any
                  --------------------------------
supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Parent, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 7.4  Documents to Be Given to Trustee.  The Trustee, subject to the
                  --------------------------------
provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

     SECTION 7.5  Notation on Notes in Respect of Supplemental Indentures.
                  -------------------------------------------------------
Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding.

                                  ARTICLE EIGHT

                                SUCCESSOR ENTITY
                                ----------------

     SECTION 8.1  When Company May Merge, Convey Substantially All Assets, etc.
                  ------------------------------------------------------------
The Company may not consolidate with or merge with or into any Person or permit any Person to merge with or into the Company or sell, convey, assign, transfer, lease or otherwise dispose of, as an entirety, all or substantially all of its properties and assets, determined on a Consolidated basis for the Company to any Person, unless:

          (a)  either (i) the Company shall be the continuing corporation, or
     (ii) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the properties and assets of the Company as an entirety shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed (such entity is referred to herein as the "Company Successor Entity");

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (c) after giving effect to such transaction, the Parent could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.9.

Notwithstanding the foregoing, this provision shall not prohibit a transaction the principal purpose of which is (as determined in good faith by the Board of Directors of the Company and evidenced by the resolution thereof) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the limitations imposed by this Section 8.1.

     SECTION 8.2  Company Successor Entity Substituted.  In case of any such
                  ------------------------------------
consolidation, merger, sale or conveyance, and following such an assumption by the Company Successor Entity, such Company Successor Entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein.

     The Company Successor Entity may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Company Successor Entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Officers to the Trustee for authentication, and any Notes which such Company Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the Original Issue Date.

     In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any Company Successor Entity which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

     SECTION 8.3  When Parent May Merge, Convey Substantially All Assets, etc.
                  -----------------------------------------------------------
The Parent may not consolidate with or merge with or into any Person or permit any Person to merge with or into the Parent or sell, convey, assign, transfer, lease or otherwise dispose of, as an entirety, all or substantially all of its properties and assets, determined on a Consolidated basis for the Parent to any Person, unless:

          (a)  either (i) the Parent shall be the continuing corporation, or
     (ii) the entity (if other than the Parent) formed by such consolidation or into which the Parent is merged or the entity that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the properties and assets of the Parent as an entirety shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment, performance and observance of all obligations of the Parent under this Indenture (such entity is referred to herein as the "Parent Successor Entity");

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (c) after giving effect to such transaction, either (a) the Parent or the Parent Successor Entity could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.9 or
     (b) in the event of a consolidation or merger with any Person with no outstanding Indebtedness, the Consolidated Cash Flow Ratio of the Parent or the Parent Successor Entity, as the case may be, is not less than the Consolidated Cash Flow Ratio of the Parent immediately prior to such transaction but in no such case shall the Consolidated Cash Flow Ratio of the Parent or the Parent Successor Entity, as the case may be, be less than
     1.5 to 1.

Notwithstanding the foregoing, this provision shall not prohibit a transaction the principal purpose of which is (as determined in good faith by the Board of Directors of the Parent and evidenced by the resolution thereof) to organize the Holding Company or to change the state of incorporation of the Parent, and such transaction does not have as one of its purposes the evasion of the limitations imposed by this Section 8.3.

     SECTION 8.4  Parent Successor Entity Substituted.  In case of any such
                  -----------------------------------
consolidation, merger, sale or conveyance, and following such an assumption by the Parent Successor Entity, such Parent Successor Entity shall succeed to and be substituted for the Parent, with the same effect as if it had been named herein.

     In the event of any such sale or conveyance (other than a conveyance by way of lease and other than a sale or conveyance to a wholly owned Subsidiary of the Parent) the Parent or any Parent Successor Entity which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and may be liquidated and dissolved.

     SECTION 8.5  Opinion of Counsel to Trustee.  The Trustee, subject to the
                  -----------------------------
provisions of Sections 5.1 and 5.2, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.


                                  ARTICLE NINE

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                       DEFEASANCE OF CERTAIN OBLIGATIONS;
                                UNCLAIMED MONEYS
                                ----------------

     SECTION 9.1  Satisfaction and Discharge of Indenture.  (a) If at any time
                  ---------------------------------------
(i) the Company shall have paid or caused to be paid the principal of and interest on all the Notes outstanding hereunder, as and when the same shall have become due and payable, or (ii) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) or (iii) (A) all such Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Company shall have irrevocably deposited or caused to be deposited with the Trustee, as trust funds, (i) the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 9.4), (ii) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof sufficient to pay at maturity or upon redemption, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, all such Notes not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption, as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (1) rights of registration of transfer, substitution and exchange of Notes, (2) replacement of apparently mutilated, defaced, destroyed, lost or stolen Notes, (3) rights of Holders to receive payments of principal thereof and interest thereon, (4) rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (5) the obligation of the Company to maintain an office or agency for payments on and registration of transfer of the Notes and
(6) the rights, obligations and immunities of the Trustee hereunder) and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture, if:

          (A) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; and

          (B) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this provision have been complied with.

     The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     (b) The Company shall be deemed to have paid and discharged the entire indebtedness on all Notes outstanding on the 91st day after the date of the deposit referred to in subparagraph (A) below, and the provisions of this Indenture with respect to the Notes shall no longer be in effect (except as to (1) rights of registration of transfer, substitution and exchange of Notes,
(2) replacement of apparently mutilated, defaced, destroyed, lost or stolen Notes, (3) rights of Holders to receive payments of principal thereof and interest thereon, (4) rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (5) the obligation of the Company to maintain an office or agency for payments on and registration of transfer of the Notes and (6) the rights, obligations and immunities of the Trustee hereunder) and the Trustee, at the expense of the Company, shall at the Company's request, execute proper instruments acknowledging the same, if

          (A) with reference to this provision the Company has irrevocable deposited or caused to be irrevocable deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of (and premium if any) and interest on all Notes outstanding on each date that such principal or interest is due and payable, together with all other amounts payable by the Company hereunder;

          (B) no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of such deposit or occurs as a result of such deposit or at any time during the period ending on the 91st day after the date of such deposit;

          (C) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which is bound;

          (D) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this provision have been complied with; and

          (E) the Company has delivered to the Trustee (i) either a private Internal Revenue Service ruling or an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) and Opinion of Counsel to the effect that (A) the deposit shall not result in the Company, the Trustee or the trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (B) such deposit creates a valid trust in which the Holders of the Notes have the sole beneficial ownership interest or that the Holders of the Notes have a nonavoidable first priority security interest in such trust. Notwithstanding the foregoing, the Company's obligations to pay principal, premium, if any, and interest on the Notes shall continue until the Internal Revenue Service ruling or Opinion of Counsel referred to in clause (i) above is provided with regard to and without reliance upon such obligations continuing to be obligations of the Company.

     (c) Each of the Parent and the Company shall be released from its obligations under Sections 3.5, 3.7 and 3.9 through 3.16, 8.1 and 8.3 hereof with respect to the Notes outstanding on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Notes outstanding, the Parent and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Sections or by reason of any reference in such Sections to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 4.1, but the remainder of this Indenture and the Notes shall be unaffected thereby. The following shall be the conditions to application of this subsection (c) of this Section 9.1:

          (A) The Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders

     (i) cash in an amount, or (ii) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of (and premium, if any) and interest on all Notes outstanding on each date that such principal or interest is due and payable, together with all other amounts payable by the Company hereunder;

          (B) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (C) Such covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 310 of the Trust Indenture Act of 1939 with respect to any securities of the Company;

          (D) Such covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (E) The Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (F) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the covenant defeasance contemplated by this provision have been complied with.

     SECTION 9.2  Application by Trustee of Funds Deposited for Payment of
                  --------------------------------------------------------
Notes.  Subject to Section 9.4, and to the subordination provisions of this
- -----
Indenture, all moneys deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 9.3  Repayment of Moneys Held by Paying Agent.  In connection with
                  ----------------------------------------
the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     SECTION 9.4  Return of Moneys Held by Trustee and Paying Agent Unclaimed
                  -----------------------------------------------------------
for Three Years.  Any moneys deposited with or paid to the Trustee or any paying
- ---------------
agent for the payment of the principal, premium, if any or interest on any Note and not applied but remaining unclaimed for three years after the date upon which such principal, premium, if any or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such paying agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.


                                   ARTICLE TEN

                                  SUBORDINATION
                                  -------------

     SECTION 10.1  Notes Subordinated to Senior Indebtedness.  Notwithstanding
                   -----------------------------------------
the provisions of Section 4.1 hereof or any other provision herein or in the Notes, the Company covenants and agrees, and the Trustee and each Holder by his acceptance thereof likewise (a) covenants and agrees, that all payments of the principal of and interest on the Notes by the Company shall be subordinated in accordance with the provisions of this Article Ten to the prior payment in full, in cash or cash equivalents, of all amounts payable on, under or in connection with Senior Indebtedness and (b) acknowledges that holders of Senior Indebtedness are or shall be relying on the provisions of this Article Ten.

     SECTION 10.2  Priority and Payment Over of Proceeds in Certain Events.  (a)
                   -------------------------------------------------------
Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on, under or in connection with Senior Indebtedness shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive from the Company any payment of principal of or interest on or any other amounts in respect of the Notes or distribution of any assets or securities. Before any payment may be made by the Company of the principal of or interest on the Notes and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this
Article 10, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, first directly to the holders of the Significant Senior Indebtedness or their representatives to the extent necessary to pay all such Significant Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Significant Senior Indebtedness and second directly to the holders of all other Senior Indebtedness or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     (b) (i) No direct or indirect payment by or on behalf of the Company of principal of or interest on the Notes whether pursuant to the terms of the Notes or upon acceleration or otherwise shall be made if, at the time of such payment there exists a default in the payment of all or any portion of any Senior Indebtedness (and the Trustee has received written notice thereof from the Company, one or more holders of Senior Indebtedness or from any trustee, representative or agent therefor), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness; and (ii) during the continuance of a default (other than a default of the nature described in clause (i) of this subsection (b)) pursuant to which the maturity of such Significant Senior Indebtedness may be accelerated, upon the earlier to occur of (A) receipt by the Trustee of written notice from any trustee, representative or agent for the holders of any Significant Senior Indebtedness (or the holders of at least a majority in principal amount of such Significant Senior Indebtedness then outstanding), or
(B) if such default results from acceleration of the Notes, the date of such acceleration, no such payment may be made by the Company upon or in respect of the Notes for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter unless such Payment Blockage Period shall be terminated by written notice to the Trustee from any trustee, representative or agent for the holders of any Significant Senior Indebtedness (or the holders of at least a majority in principal amount of such Significant Senior Indebtedness then outstanding). Not more than one Payment Blockage Period with respect to the Notes may be commenced during any period of 360 consecutive days. For all purposes of this Section 10.2(b) and subject to the foregoing, no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Significant Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the representative for or the holders of such Significant Senior Indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the principal of or interest on the Notes (other than as permitted by subsections (a) and (b) of this Section 10.2) at a time when such payment is prohibited by this Section 10.2 and before all amounts payable on, under or in connection with Senior Indebtedness are paid in full in cash or cash equivalents, then and in such event (subject to the provisions of Section 10.8) such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered first to the holders of the Significant Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or cash equivalents such Significant Senior Indebtedness and second to the holders of all other Senior Indebtedness to the extent necessary to pay in full such other Senior Indebtedness both in accordance with their respective terms after giving effect to any concurrent payment or distribution to such holders.

     Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 4.1 or to pursue any rights or remedies hereunder against the Company; provided that all Senior Indebtedness shall first be paid
                     --------
in accordance with this Article 10 before the Holders or the Trustee are entitled to receive any payment from the Company of principal of or interest on the Notes.

     Upon any payment or distribution of assets or securities referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

     SECTION 10.3  Payments May Be Made Prior to Dissolution.  Nothing contained
                   -----------------------------------------
in this Article 10 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 10.2, from making payments at any time for the purpose of making such payments of principal of and interest on the Notes or from depositing with the Trustee any monies for such payments, or
(ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the Holders entitled thereto, unless at least one day prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 10.2) become due and payable, the Trustee shall have received the written notice provided for in Section 10.2(b)(ii). The Company shall give prompt notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company and, for purposes of Section 10.2(b) hereof, acceleration of the Notes is deemed to be sufficient notice to the Trustee for all purposes of this Article 10.

     SECTION 10.4  Rights of Holders of Senior Indebtedness Not to Be Impaired.
                   -----------------------------------------------------------
No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

     The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

     Notwithstanding anything to the contrary in this Article 10, to the extent the Holders or the Trustee have paid over or delivered to any holder of Senior Indebtedness any payment or distribution received on account of the principal of or interest on the Notes to which any other holder of Senior Indebtedness shall be entitled to share in accordance with Section 10.2 hereof, no holder of Senior Indebtedness shall have a claim or right against the Holders or the Trustee with respect to any such payment or distribution or as a result of the failure to make payments or distributions to such other holder of Senior Indebtedness.

     SECTION 10.5  Authorization to Trustee to Take Action to Effectuate
                   -----------------------------------------------------
Subordination.  Each Holder by his acceptance thereof authorizes and directs the
- -------------
Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article 10 and appoints the Trustee his attorney-in-fact for any and all such purposes.

     SECTION 10.6  Subrogation.  Upon the payment in full, in cash or cash
                   -----------
equivalents, of all Senior Indebtedness the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on such Senior Indebtedness until the Notes shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article 10, and no payment pursuant to the provisions of this Article 10 to holders of such Senior Indebtedness by the Holders, shall, as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article 10 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holders, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay in cash or cash equivalents all such Senior Indebtedness due in full.

     SECTION 10.7  Obligations of Company Unconditional.  Nothing contained in
                   ------------------------------------
this Article 10 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of an Event of Default under Section 4.1.

     SECTION 10.8  Trustee Entitled to Assume Payments Not Prohibited in Absence
                   -------------------------------------------------------------
of Notice.  The Trustee or paying agent hereunder shall not at any time be
- ---------
charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or paying agent, unless and until the Trustee or paying agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee or agent therefor or unless the Trustee or paying agent otherwise had actual knowledge; and, prior to the receipt of any such written notice or actual knowledge, the Trustee or paying agent shall be entitled to assume conclusively that no such facts exist. Unless at least one day prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any paying agent for any purpose (including, without limitation, the payment of the principal or the interest on any Note), the Trustee or paying agent shall, except where no notice is necessary or where notice is deemed given in Sections 10.2 and 10.3 hereof, have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or paying agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date, except for an acceleration of the Notes prior to such application. The foregoing shall not apply to the paying agent if the Company is acting as paying agent. Nothing contained in this Section 10.8 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.2. The Trustee or paying agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of such Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder. The Trustee shall not be deemed to have any duty to the holders of Senior Indebtedness.

     SECTION 10.9  Right of Trustee to Hold Senior Indebtedness.  The Trustee
                   --------------------------------------------
and any paying agent shall be entitled to all of the rights set forth in this
Article 10 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any paying agent of any of its rights as such holder.


                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES
                               -------------------

     SECTION 11.1  Right of Optional Redemption; Prices.  The Company at its
                   ------------------------------------
option may, at any time on or after July 15, 1998, redeem all, or from time to time any part of, the Notes upon payment of the optional redemption prices set forth in the form of Note hereinabove recited, together with accrued interest to the date fixed for redemption. In addition, at any time prior to July 15, 1996, the Company may redeem up to $25 million aggregate principal amount of the
Notes at a redemption price of 110% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net proceeds of an underwritten public offering of its Common Stock pursuant to an effective registration statement under the Securities Act; provided that at
                                                           -------- ----
least $100 million aggregate principal
amount of the Notes remain outstanding immediately after the occurrence of such redemption and that such redemption shall occur within 90 days of the date of the closing of such public offering.

     SECTION 11.2  Notice of Redemption; Partial Redemptions.  Notice of
                   -----------------------------------------
redemption to the Holders to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     The notice of redemption to each such Holder shall specify the principal amount of each Note hold by such holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Note is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

     The notice of redemption or Notes to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Company will deliver to the Trustee at least 10 days prior to the delivery of the notice of redemption an Officers' Certificate stating the aggregate principal amount of Notes to be redeemed.

     If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in whole or in part by lot or pro rata or by any other method that complies with the requirements of any exchange on which the Notes are listed that the Trustee shall deem appropriate and fair. Notes may be redeemed in part in multiples of $1,000 only. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     SECTION 11.3  Payment of Notes Called for Redemption.  If notice of
                   --------------------------------------
redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date and shall have defaulted in the deposit of funds therefor with the Trustee as provided in Section 11.2) interest on the Notes or portions of Notes so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that if the date fixed for redemption is a date
                      --------
on which any semi-annual payment of interest would otherwise become due, such interest shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note.

     Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

     SECTION 11.4  Exclusion of Certain Notes from Eligibility for Selection for
                   -------------------------------------------------------------
Redemption.  Notes shall be excluded from eligibility for selection for
- ----------
redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by the Company.


                                 ARTICLE TWELVE

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION 12.1  Incorporators, Stockholders, Officers and Directors Exempt
                   ----------------------------------------------------------
from Individual Liability.  No recourse under or upon any obligation, covenant
- -------------------------
or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or the Parent or of any successor, either directly or through the Company or the Parent or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

     SECTION 12.2  Provisions of Indenture for the Sole Benefit of Parties and
                   -----------------------------------------------------------
Holders.  Nothing in this Indenture or in the Notes, expressed or implied, shall
- -------
give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Senior Indebtedness, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Senior Indebtedness.

     SECTION 12.3  Successors and Assigns Bound by Indenture.  All the
                   -----------------------------------------
covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Parent or the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 12.4  Notices and Demands on Parent, Company, Trustee and Holders.
                   -----------------------------------------------------------
Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Parent or the Company shall be deemed to be given if (i) personally delivered or (ii) deposited in the United States Mail postage prepaid, by certified mail, return receipt requested (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) in the case of the Parent, to Proffitt's, Inc., P.O. Box 20080, 3455 Highway 80 West, Jackson, MS 39209, Attention: Chief Financial Officer, and, in the case of the Company, to Parisian, Inc., P.O. Box 20080, 3455 Highway 80 West, Jackson, MS 39209, Attention: President and Chief Financial Officer. Any notice, direction, request or demand by the Parent, the Company or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the corporate trust office.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Note register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Parent, the Company and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 12.5  Officers' Certificates and Opinions of Counsel; Statements to
                   -------------------------------------------------------------
Be Contained Therein.  Upon any application or demand by the Parent or the
- --------------------
Company to the Trustee to take any action under any of the provisions of this Indenture, the Parent or the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Parent or the Company, upon the certificate, statement or opinion of or representations by an Officer or Officers, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care (without the necessity of conducting an investigation) should know that the same are erroneous.

     Any certificate, statement or opinion of an Officer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Parent or the Company, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care (without the necessity of conducting an investigation) should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     SECTION 12.6  Payments Due on Saturdays, Sundays and Holidays.  If the date
                   -----------------------------------------------
of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 12.7  Conflict of Any Provision of Indenture with Trust Indenture
                   -----------------------------------------------------------
Act of 1939.  If and to the extent that any provision of this Indenture limits,
- -----------
qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

     SECTION 12.8  New York Law to Govern.  This Indenture and each Note shall
                   ----------------------
be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

     SECTION 12.9  Counterparts.  This Indenture may be executed in
                   ------------
counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 12.10  Effect of Headings.  The Article and Section headings herein
                    ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.


                                ARTICLE THIRTEEN

                                PARENT GUARANTEE
                                ----------------

     SECTION 13.1  Parent Guarantee.  The Parent hereby unconditionally and
                   -----------------
irrevocably guarantees (such guarantee to be referred to herein as the "Parent Guarantee") to each Holder and to the Trustee and its successors and assigns, subject to Article 14, (a) the due and punctual payment of the principal of and, within applicable grace periods, interest on the Notes when due, whether at Stated Maturity, by acceleration, by redemption, upon repurchase or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the due and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). The Parent further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Parent, and that the Parent will remain bound by this Article 13 notwithstanding any extension or renewal of any Guaranteed Obligation.














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     The Parent waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations, and also waives notice of protest for nonpayment. The Parent waives notice of any default under the Notes or the other Guaranteed Obligations. The Parent Guarantee shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of the Parent.

     The Parent further agrees that the Parent Guarantee constitutes a guaranty of payment, performance and compliance when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder or the trustee to any security held for payment of the Guaranteed Obligations.

     The Parent Guarantee shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, and recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Parent Guarantee shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent or would otherwise act as a discharge of the Parent as a matter of law of equity.

     The Parent further agrees that the Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Parent by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption, upon repurchase or otherwise, or to perform or comply with any other Guaranteed Obligation, the Parent hereby, jointly and severally, promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.






























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
     The Parent agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations has been made in cash or cash equivalents. The Parent further agrees that, as between the Parent, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 4 for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 4, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for purposes of this Section 13.1.

     The Parent also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.1.

     SECTION 13.2  Successors and Assigns.  This Article 13 shall be binding
                   -----------------------
upon the Parent and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 13.3  No Waiver, etc.  Neither a failure nor a delay on the part of
                   ---------------
either the Trustee or the Holders in exercising any right, power or privilege under this Article 13 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies and benefits which any of them may have under this Article 13 at law, in equity, by statue or otherwise.

     SECTION 13.4  Modification, etc.  No modification, amendment or waiver of
                   ------------------
any provision of this Article 13, nor the consent to any departure by the Parent therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Parent in any case shall entitle the Parent to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 13.5  Subordination of Parent Guarantee.  The obligations of the
                   ---------------------------------
Parent to the Holders of Notes and to the Trustee pursuant to the Parent Guarantee are expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, to the extent and in the manner provided in Article 14.




































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
                                ARTICLE FOURTEEN

                        SUBORDINATION OF PARENT GUARANTEE
                        ---------------------------------

     SECTION 14.1  Parent Guarantee Subordinated to Parent Senior Indebtedness.
                   -----------------------------------------------------------
Notwithstanding the provisions of Section 4.1 hereof or any other provision herein or in the Notes, the Parent covenants and agrees, and the Trustee and each Holder by his acceptance thereof likewise (a) covenants and agrees, that all payments by the Parent in respect of the Parent Guarantee shall be subordinated in accordance with the provisions of this Article 14 to the prior payment in full, in cash or cash equivalents, of all amounts payable on, under or in connection with Parent Senior Indebtedness and (b) acknowledges that holders of Parent Senior Indebtedness are or shall be relying on the provisions of this Article 14.

     SECTION 14.2  Priority and Payment Over of Proceeds in Certain Events.
                   -------------------------------------------------------
(a) Upon any payment or distribution of assets or securities of the Parent, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Parent, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on, under or in connection with Parent Senior Indebtedness shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive from the Parent any payment in respect of the Parent Guarantee or distribution of any assets or securities. Before any payment may be made by the Parent in respect of the Parent Guarantee and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Parent of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article 14, shall be made by the Parent or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, first directly to the holders of the Significant Parent Senior Indebtedness or their representatives to the extent necessary to pay all such Significant Parent Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Significant Parent Senior Indebtedness and second directly to the holders of all other Parent Senior Indebtedness or their representatives to the extent necessary to pay all such Parent Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Parent Senior Indebtedness.

     (b) (i) No direct or indirect payment by or on behalf of the Parent in respect of the Parent Guarantee shall be made if, at the time of such payment there exists a default in the payment of all or any portion of any Parent Senior Indebtedness (and the Trustee has received written notice thereof from the Parent, one or more holders of Parent Senior Indebtedness or from any trustee, representative or agent therefor), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Parent Senior Indebtedness; and (ii) during the continuance of a default (other than a default of the nature described in clause (i) of this subsection
(b)) pursuant to which the maturity of such Significant Parent Senior Indebtedness may be accelerated, upon the earlier to occur of (A) receipt by the Trustee of written notice from any trustee, representative or agent for the holders of any Significant Parent Senior Indebtedness (or the




























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
holders of at least a majority in principal amount of such Significant Parent Senior Indebtedness then outstanding), or (B) if such default results directly or indirectly from acceleration of the Notes, the date of such acceleration, no such payment may be made by the Parent in respect of the Parent Guarantee for a period ("Parent Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter unless such Parent Payment Blockage Period shall be terminated by written notice to the Trustee from any trustee, representative or agent for the holders of any Significant Parent Senior Indebtedness (or the holders of at least a majority in principal amount of such Significant Parent Senior Indebtedness then outstanding). Not more than one Parent Payment Blockage Period with respect to the Notes may be commenced during any period of 360 consecutive days. For all purposes of this Section 14.2(b) and subject to the foregoing, no event of default which existed or was continuing on the date of the commencement of any Parent Payment Blockage Period with respect to the Significant Parent Senior Indebtedness initiating such Parent Payment Blockage Period shall be, or be made, the basis for the commencement of a second Parent Payment Blockage Period by the representative for or the holders of such Significant Parent Senior Indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment in respect of the Parent Guarantee (other than as permitted by subsections (a) and (b) of this Section 14.2) at a time when such payment is prohibited by this Section 14.2 and before all amounts payable on, under or in connection with Parent Senior Indebtedness are paid in full in cash or cash equivalents, then and in such event (subject to the provisions of Section 14.8) such payment or distribution shall be received and held in trust for the holders of Parent Senior Indebtedness and shall be paid over or delivered first to the holders of the Significant Parent Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or cash equivalents such Significant Parent Senior Indebtedness and second to the holders of all other Parent Senior Indebtedness to the extent necessary to pay in full such other Parent Senior Indebtedness both in accordance with their respective terms after giving effect to any concurrent payment or distribution to such holders.

     Nothing contained in this Article 14 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 4.1 or to pursue any rights or remedies hereunder against the Parent; provided that all Parent Senior Indebtedness shall first be
                    --------
paid in accordance with this Article 14 before the Holders or the Trustee are entitled to receive any payment from the Parent in respect of the Parent Guarantee.

     Upon any payment or distribution of assets or securities referred to in this Article 14, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Parent Senior Indebtedness and other Indebtedness of the Parent,




























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
the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14.

     SECTION 14.3  Payments May Be Made Prior to Dissolution.  Nothing contained
                   -----------------------------------------
in this Article 14 or elsewhere in this Indenture shall prevent (i) the Parent, except under the conditions described in Section 14.2, from making payments at any time for the purpose of making such payments in respect of the Parent Guarantee or from depositing with the Trustee any monies for such payments, or
(ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments in respect of the Parent Guarantee, to the Holders entitled thereto, unless at least one day prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 14.2) become due and payable, the Trustee shall have received the written notice provided for in Section 14.2(b)(ii). The Parent shall give prompt notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Parent and, for purposes of Section 14.2(b) hereof, acceleration of the Notes is deemed to be sufficient notice to the Trustee for all purposes of this Article 14.

     SECTION 14.4  Rights of Holders of Parent Senior Indebtedness Not to Be
                   ---------------------------------------------------------
Impaired.  No right of any present or future holder of any Parent Senior
- --------
Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Parent with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

     The provisions of this Article 14 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Parent Senior Indebtedness.

     Notwithstanding anything to the contrary in this Article 14, to the extent the Holders or the Trustee have paid over or delivered to any holder of Parent Senior Indebtedness any payment or distribution received on account of the Parent Guarantee to which any other holder of Parent Senior Indebtedness shall be entitled to share in accordance with Section 14.2 hereof, no holder of Parent Senior Indebtedness shall have a claim or right against the Holders or the Trustee with respect to any such payment or distribution or as a result of the failure to make payments or distributions to such other holder of Parent Senior Indebtedness.

     SECTION 14.5  Authorization to Trustee to Take Action to Effectuate
                   -----------------------------------------------------
Subordination.  Each Holder by his acceptance thereof authorizes and directs the
- -------------
Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Parent Senior Indebtedness and the Holders, the subordination as provided in this Article 14 and appoints the Trustee his attorney-in-fact for any and all such purposes.

     SECTION 14.6  Subrogation.  Upon the payment in full, in cash or cash
                   -----------
equivalents, of all Parent Senior Indebtedness the Holders shall be subrogated to the rights of the holders of such Parent Senior Indebtedness to receive payments or distributions of assets of the Parent made on such Parent Senior Indebtedness until the Notes shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Parent Senior Indebtedness of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article 14, and no payment pursuant to the provisions of this Article 14 to holders of such Parent Senior Indebtedness by the Holders, shall, as between the Parent, its creditors other than holders of such Parent Senior Indebtedness and the Holders, be deemed to be a payment by the Parent to or on account of such Parent Senior Indebtedness, it being understood that the provisions of this Article 14 are solely for the purpose of defining the relative rights of the holders of such Parent Senior Indebtedness, on the one hand, and the Holders, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 14 shall have been applied, pursuant to the provisions of this Article 14, to the payment of all Parent Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Parent Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Parent Senior Indebtedness in excess of the amount sufficient to pay in cash or cash equivalents all such Parent Senior Indebtedness due in full.

     SECTION 14.7  Obligations of Parent Unconditional.  Nothing contained in
                   -----------------------------------
this Article 14 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Parent and the Holders, the obligations of the Parent, which are absolute and unconditional, to pay to the Holders all amounts due and payable under the Parent Guarantee as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Parent other than the holders of the Parent Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 14 of the holders of such Parent Senior Indebtedness in respect of cash, property or securities of the Parent received upon the exercise of any such remedy.

     The failure to make a payment on account of the Parent Guarantee by reason of any provision of this Article 14 shall not be construed as preventing the occurrence of an Event of Default under Section 4.1.

     SECTION 14.8  Trustee Entitled to Assume Payments Not Prohibited in Absence
                   -------------------------------------------------------------
of Notice.  The Trustee or paying agent hereunder shall not at any time be
- ---------
charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or paying agent, unless and until the Trustee or paying agent shall have received written notice thereof from the Parent or one or more holders of Parent Senior Indebtedness or from any trustee or agent therefor or unless the Trustee or paying agent otherwise had actual knowledge and, prior to the receipt of any such written notice or actual knowledge, the Trustee or paying agent shall be entitled to assume conclusively that no such facts exist. Unless at least one day prior to the date on which by the terms of this Indenture any monies are to be deposited by the Parent with the Trustee or any paying agent for any purpose, the Trustee or paying agent shall, except where no notice is necessary or where notice is deemed given in Sections 14.2 and 14.3 hereof, have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or paying agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date, except for an acceleration of the Notes prior to such application. The foregoing shall not apply to the paying agent if the Company is acting as paying agent. Nothing contained in this Section 14.8 shall limit the right of the holders of Parent Senior Indebtedness to recover payments as contemplated by Section 14.2. The Trustee or paying agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of such Parent Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Parent Senior Indebtedness or a trustee or representative on behalf of any such holder. The Trustee shall not be deemed to have any duty to the holders of Parent Senior Indebtedness.

     SECTION 14.9  Right of Trustee to Hold Parent Senior Indebtedness.  The
                   ---------------------------------------------------
Trustee and any paying agent shall be entitled to all of the rights set forth in this Article 14 in respect of any Parent Senior Indebtedness at any time held by it to the same extent as any other holder of such Parent Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any paying agent of any of its rights as such holder.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of _______________ ____, 1993.


[CORPORATE SEAL]              PROFFITT'S, INC.

Attest:


By                            By
  -----------------------       ----------------------------



[CORPORATE SEAL]              PARISIAN, INC.

Attest:


By                            By
  -----------------------       ----------------------------




[BANK SEAL]                   AMSOUTH BANK OF ALABAMA, as Trustee

Attest:


By                            By
  -----------------------       ----------------------------